Exhibit 4.1

AEHR TEST SYSTEMS

CONVERTIBLE NOTE PURCHASE AND CREDIT FACILITY AGREEMENT

Dated as of April 10, 2015

TABLE OF CONTENTS

Page

1.	AGREEMENT TO PURCHASE AND SELL SECURITIES.		1

	(a)	Authorization of 9.0% Note	1
	(b)	Authorization of Revolving Credit Facility	1
	(c)	Use of Proceeds	2

2.	CLOSING		2

	(a)	Closing	2
	(b)	Delivery	2

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY		2

	(a)	Organization and Qualification	2
	(b)	Authorized Capital Stock	3
	(c)	Due Authorization	3
	(d)	Valid Issuance of Stock	4
	(e)	Governmental Consents	4
	(f)	Non-Contravention	4
	(g)	Litigation	5
	(h)	Compliance with Law and Charter Documents	5
	(i)	Commission Reports	6
	(j)	Intellectual Property	6
	(k)	Broker’s or Finder’s Fee	7
	(l)	No “Bad Actor” Disqualification	7
	(m)	Foreign Corrupt Practices	7
	(n)	Transactions With Affiliates	7
	(o)	Investment Company Status	8
	(p)	Tax Status	8
	(q)	Shell Company Status; Eligibility for Registration	8
	(r)	Disclosure	8

4.	REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS		8

	(a)	Power and Authority	8
	(b)	Authorization	8
	(c)	Litigation	9
	(d)	Purchase for Own Account	9
	(e)	Investment Experience	9
	(f)	Accredited Purchaser Status	9
	(g)	Reliance Upon Purchaser’s Representations	9
	(h)	Receipt of Information	9
	(i)	No “Bad Actor” Disqualification Events	9

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5.	COVENANTS		10

	(a)	Satisfaction of Conditions	10
	(b)	Form D; Blue Sky Laws	10
	(c)	Expenses	10
	(d)	Restricted Securities	10
	(e)	Legends	11
	(f)	Company Disclosure	11

6.	CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT CLOSING		19

	(a)	Representations and Warranties True	19
	(b)	Performance	19
	(c)	Compliance Certificate	19
	(d)	Absence of Litigation	19
	(e)	Proceedings and Documents	19
	(f)	Consents	19
	(g)	Delivery of the 9.0% Note	19
	(h)	Security Documents	19
	(i)	Opinion of Counsel	20
	(j)	Registration Rights Agreement	20
	(k)	Other Actions	20

7.	CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING		20

	(a)	Representations and Warranties True	20
	(b)	Performance	20
	(c)	Payment of Purchase Price	20
	(d)	Absence of Litigation	21
	(e)	Other Actions	21

8.	MISCELLANEOUS		21

	(a)	Successors and Assigns	21
	(b)	Governing Law; Jurisdiction; Jury Trial	21
	(c)	Counterparts	21
	(d)	Headings	21
	(e)	Notices	21
	(f)	Amendments and Waivers	22
	(g)	Severability	22
	(h)	Entire Agreement	22
	(i)	Further Assurances	22

Exhibit A – Form of 9.0% Convertible Secured Note Due 2017

Exhibit B – Form of 5.0% Secured Note

Exhibit C – Security Agreement

Exhibit D – Registration Rights Agreement

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AEHR TEST SYSTEMS

CONVERTIBLE NOTE PURCHASE AND CREDIT FACILITY AGREEMENT

This Convertible Note Purchase and Credit Facility Agreement, as amended, restated, modified or otherwise supplemented from time to time (this “Agreement”) is made and entered into as of April 10, 2015 by and between Aehr Test Systems, a California corporation (the “Company”), and the entities set forth on the signature pages hereto (each, a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desires to purchase from the Company, convertible secured promissory notes in the aggregate principal amount of $4,110,000 on the terms and conditions set forth in this Agreement, and, in addition, the Purchasers are willing to lend to the Company under a short-term revolving credit facility (the “Revolving Credit Facility”) up to an aggregate of $2,000,000, in exchange for the issuance by the Company to the Purchasers of promissory notes in the aggregate principal amount of the actual amount lent from time to time.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     AGREEMENT TO PURCHASE AND SELL SECURITIES.

(a)     Authorization of 9.0% Note  The Board of Directors of the Company has authorized the issuance, pursuant to the terms and conditions of this Agreement, of 9.0% convertible secured promissory notes due 2017 in the form attached hereto as Exhibit A (the “9.0% Notes”) in the aggregate principal amount of $4,110,000 for an aggregate purchase price of $4,110,000 (with $110,000 representing the reimbursement of expenses for the Purchasers (and not a discount)). Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase, severally and not jointly, and the Company agrees to sell and issue to the Purchasers, at the Closing (as defined below), 9.0% Notes in the initial aggregate principal amount of $4,110,000.

(b)     Authorization of Revolving Credit Facility.  Subject to all of the terms and conditions hereof, the Company and the Purchasers agree to enter into the Revolving Credit Facility, under which the Company may draw, from time to time, at any time period prior to April 1, 2017, up to the Revolving Credit Facility Commitment Amount (as defined below) in minimum increments of $500,000 per draw, upon five (5) business days’ notice to the Purchasers, given in writing or by fax or by email (a “Drawdown Notice”) provided that (i) such drawdown shall be considered a Closing hereunder with the conditions to closing set forth in Section 6 being satisfied at the closing of such drawdown as if the date of such Closing were the Closing Date hereunder, (ii) immediately upon such drawdown no Event of Default (as defined in the Notes (as defined below)) pursuant to any Note shall have occurred or be continuing and no event that would, with the passage of time, become an Event of Default pursuant to any Note shall have occurred or be pending, (iii) the Company shall be limited to two drawdowns per financial quarter, (iv) there has been no Event of Default (as defined in the Notes), and (v) such Drawdown Notice is accompanied by a certification signed by the Company’s independent registered public accountants certifying that the Company has outstanding valid purchase orders at least equal to the amount of the requested drawdown plus the principal amount of all outstanding 5.0% Notes (the “Auditor’s Certification”). Each drawdown upon the Revolving Credit Facility shall be evidenced by separate 5.0% secured promissory notes in the form attached hereto as Exhibit B (each, a “5.0% Note” and together with the 9.0% Notes, the “Notes”), which the Company shall issue to the Purchasers upon the draw. The aggregate principal amount outstanding from time to time under all of the 5.0% Notes shall not exceed $2,000,000 (the “Revolving Credit Facility Commitment Amount”). Each Purchaser agrees that its portion of the Revolving Credit Facility Commitment Amount is set forth below its signature block on the signature page to this Agreement.

(c)     Use of Proceeds.  The Company intends to utilize at least seventy-five percent (75%) of the net proceeds from the sale of the 9.0% Notes for the development, manufacture, sale and support of the Company’s FOX-1P and FOX-XP Test Systems and Test Cells. Proceeds from the sale of the 5.0% Notes shall be used to buy inventory to fulfill existing orders and reasonably forecasted orders of the Company’s products and to invest in research and development for products that have not been ordered, unless otherwise agreed by the Purchasers.

2.     CLOSING.

(a)     Closing.  The purchase and sale of the 9.0% Notes shall take place, upon the satisfaction of the closing conditions set forth in Sections 6 and 7 hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 10:00 a.m. California time, on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree (which time and place are referred to in this Agreement as the “Closing”). The date of such Closing is referred to herein as the “Closing Date.”

(b)     Delivery.  At the Closing, the Company shall issue to the Purchasers, against delivery of the respective purchase price, a signed 9.0% Note issued in the name of such Purchaser, with the initial principal amount of $4,110,000 in the aggregate for all Purchasers and bearing the legend set forth in Section 5(g) herein and such other legends as expressly set forth in this Agreement. The issuance of the 5.0% Notes shall take place at such place and time as the Company and the Purchasers may determine and loans under the Revolving Credit Facility shall be made by the Purchasers on a pro rata basis in accordance with their respective portions of the Revolving Credit Facility Commitment Amount. At such time, the Company will deliver to each Purchaser a signed 5.0% Note in exchange for the Purchaser’s funding under the Revolving Credit Facility. Each of the Notes will be registered in such Purchaser’s name in the Company’s record.

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  In connection with the issuance of the Notes, the Company hereby represents and warrants to each Purchaser that the statements in this Section 3 are true and correct as of the date hereof and as of the closing of the sale of each Note:

(a)     Organization and Qualification. Each of the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of formation. Each of the Company and its Subsidiaries has the power and authority, corporate or otherwise, as appropriate, to own, lease and operate its properties and to conduct its business as now conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents (as defined below). Each of the Company and its Subsidiaries is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect. For purposes of this Agreement, “Subsidiary” is a corporation, partnership, limited liability company or other entity of which either (i) shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Company, or (ii) that is a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X), and "Material Adverse Effect" is a material adverse effect on the condition (financial or otherwise), earnings, properties, business, or results of operations of the Company and its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b)     Authorized Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, $0.01 par value, and 10,000,000 shares of Preferred Stock, $0.01 par value. As of the date hereof, approximately 12,669,804 shares of Common Stock and no shares of Preferred Stock are validly issued and outstanding, and each outstanding share of Common Stock is fully paid and nonassessable. The Company has reserved (i) 5,622,565 shares of Common Stock for issuance pursuant to the Company’s 2006 Equity Incentive Plan and (ii) 1,150,000 shares of Common Stock for issuance pursuant to the Company’s 2006 Employee Stock Purchase Plan (the “Purchase Plan”), and has outstanding options to purchase 3,406,837 shares of Common Stock under the 2006 Equity Incentive Plan as of the date hereof. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Company’s articles of incorporation. The issued and outstanding shares of Common Stock conform to the description thereof contained in the reports (the “Exchange Act Reports”) filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except for options issued under the Company’s 2006 Equity Incentive Plan and the obligations under the Purchase Plan, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock, and there is no commitment, plan or arrangement to issue or by which the Company may become bound to issue, any securities or obligations convertible into any shares of capital stock of the Company or any such options, rights convertible securities or obligations. There are no securities or instruments containing anti-dilution or similar provisions. As of the Closing, there will be no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined below) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, other than in connection with the Transaction Documents, and there will be no financing statements or other liens or security securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries, other than in connection with the Transaction Documents.

(c)     Due Authorization.  All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, the Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), each of the Security Documents (as defined below) and the Notes and each of the other agreements entered into and documents delivered by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and the authorization, issuance, reservation for issuance and delivery of the Notes being sold under this Agreement and the shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”) have been taken, and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders for the authorization, execution, delivery of, and the performance of all obligations of the Company under the Transaction Documents. The Transaction Documents have been or will be duly executed and delivered by the Company, and constitute or will constitute the legal, valid and binding obligation of the

Company, enforceable against the Company in accordance with their terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder. Each of the Subsidiaries party to any of the Transaction Documents has the requisite power and authority to enter into and perform its obligations under such Transaction Documents. The execution and delivery by the Subsidiaries party to any of the Transaction Documents of such Transaction Documents and the consummation by such Subsidiaries of the transactions contemplated thereby have been duly authorized by such Subsidiaries' respective boards of directors (or other applicable governing body) and no further filing, consent, or authorization is required by such Subsidiaries, their respective boards of directors (or other applicable governing body) or stockholders (or other applicable owners of equity of such Subsidiaries). The Transaction Documents to which any of the Subsidiaries are parties have been duly executed and delivered by such Subsidiaries, and constitute the legal, valid and binding obligations of such Subsidiaries, enforceable against them in accordance with their respective terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(d)     Valid Issuance of Stock.  The Notes, upon payment therefor by the Purchasers in accordance with this Agreement, and the Conversion Shares, upon their issuance in accordance with the Notes, will be duly authorized, validly issued, fully paid and non-assessable and free from any liens or encumbrances, other than any liens or encumbrances created by the Purchasers. Assuming the accuracy of each of the representations and warranties set forth in Section 4 of this Agreement, the offer and issuance by the Company of the Notes and the Conversion Shares is exempt from registration under the Securities Act (as defined below).

(e)     Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority, any court or any regulatory or self-regulatory agency on the part of the Company is required in connection with the issuance of the Notes and the Conversion Shares to the Purchasers, or the consummation of the other transactions contemplated by this Agreement or any of the other Transaction Documents, except (i) such filings as have been made prior to the date hereof, and (ii) the filing of a Form D with respect to the Notes as required by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company is not in violation of the listing requirements of the NASDAQ Capital Market (the “Principal Market”). The issuance by the Company of the Notes and the Conversion Shares shall not have the effect of delisting or suspending the Company’s Common Stock from the Principal Market.

(f)     Non-Contravention.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and any of its Subsidiaries parties to any of the Transaction Documents, and the consummation by the Company and any of its Subsidiaries of the transactions contemplated hereby and thereby (including issuance of the Notes and reservation and issuance of the Conversion Shares), do not and will not: (i) contravene or conflict with the Amended and Restated Articles of Incorporation or Bylaws of the Company, each as amended, any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries; (ii) constitute or result in a violation of any provision of any federal, state, local or foreign law, rule, regulation, order, decree or judgment binding upon or applicable to the Company or any of its Subsidiaries (including that of the Principal Market); or (iii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any of its Subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any of its Subsidiaries under, any material contract to which the Company or any of its Subsidiaries is a party or any material permit, license or similar right relating to the Company or by which the Company or any of its Subsidiaries may be bound or affected. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market.

(g)     Litigation.  There is no action, suit, proceeding, claim, arbitration, inquiry or investigation (“Action”) pending or, to the Company’s knowledge, threatened: (a) against the Company, its activities, properties or assets, or any officer, director or employee of the Company or any of its Subsidiaries in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company, that, if determined adversely to the Company or any of its Subsidiaries, is reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries, individually and taken as a whole, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or any of the other Transaction Documents (including issuance of the Notes and the Conversion Shares). Neither the Company nor or any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that is reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries. No Action by the Company or any of its Subsidiaries is currently pending nor does the Company or any of its Subsidiaries intend to initiate any Action that is reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries, individually and taken as a whole.

(h)     Compliance with Law and Charter Documents.  The Company is not in violation or default of any provisions of its Amended and Restated Articles of Incorporation or Bylaws. The Company has complied in all respects and is in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or properties, including without limitation, laws, rules, regulations or orders relating to the export or import of goods as technology, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company or any of its Subsidiaries, individually and taken as a whole. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Notes and Conversion Shares. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Notes or the Conversion Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Notes and Conversion Shares to require approval of stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Notes or Conversion Shares under the Securities Act or cause the offering of the Notes and Conversion Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions. The Company and its board of directors (and stockholders if necessary)

have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its certificate of incorporation or other constituent documents or under the laws of the jurisdiction of its formation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement or any of the other Transaction Documents, including, without limitation, the Company's issuance of the Notes and Conversion Shares and the Purchasers' ownership of the Notes and Conversion Shares. The Company has not adopted a poison pill, stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company (and its Board of Directors) has duly approved the transactions contemplated under the Transaction Documents for purposes of Section 203 of the Delaware General Corporation Law (the “DGCL”) so that the restrictions of Section 203 of the DGCL will not apply to the Purchasers and their transferees. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(i)     Commission Reports. The Company has complied in all material respects with the filing requirements of the SEC under the Exchange Act and all rules and regulations thereunder for the two years preceding the date hereof as are required to comply with the “current public information” requirement of Rule 144(c). As of their respective filing dates, all documents filed by the Company with the SEC complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable and all rules and regulations thereunder, and none of the Exchange Act Reports, when filed, contained any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)     Intellectual Property.

(i)     The Company owns or possesses sufficient legal rights to all trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes and all patents, in each instance as used by it in connection with its business, which represents all intellectual property rights necessary to the conduct of the Company's business as now conducted and as currently contemplated to be conducted, without any known conflict with, or infringement of, the rights of others (the "Intellectual Property Rights").

(ii)     Except as listed in Schedule 3(j)(ii) hereto, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property Rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements.  Schedule 3(j) hereto sets forth a list of all patents and trademarks and copyrights (and other registered Intellectual Property Rights) within the Intellectual Property Rights (collectively, "Registered Intellectual Property"), and the Company has not permitted any of the Company's rights in the Registered Intellectual Property to lapse (other than through the expiration of such Registered Intellectual Property at the end of its maximum statutory term).  To the Company’s knowledge, no inadvertent or unauthorized disclosure of any material confidential or non-public information included in the Intellectual Property Rights has occurred.

(iii)     The Company has not received any communications alleging, and to the Company's knowledge, no reasonable basis exists for communications alleging, that the Company has violated or, by conducting its business as previously or currently in effect or as currently proposed, would violate any of the patents, trademarks, service marks, tradenames, domain names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

(k)     Broker’s or Finder’s Fee.  No agent, broker, person or firm acting on behalf of the Company or any of the Company’s Subsidiaries is, or will be, entitled to any fee, commission or brokers or finder’s fees from any of the parties hereto, or from any person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement, any of the other Transaction Documents, or any of the transactions contemplated hereby.

(l)     No “Bad Actor” Disqualification.  The Company has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Covered Person.

(m)     Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee; or (v) been prosecuted for an offence, under the UK Bribery Act of 2010 or under applicable anti-corruption laws or regulations of any jurisdiction and there are no circumstances known to the Company likely to give rise to any such prosecution, investigation or enquiry.

(n)     Transactions With Affiliates. Except as publicly disclosed in the Exchange Act Reports, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(o)     Investment Company Status. The Company is not, and upon consummation of the sale of the Notes and Conversion Shares, and for so long any Purchaser holds any Notes or Conversion Shares, will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(p)     Tax Status. The Company and each of its Subsidiaries (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)     Shell Company Status; Eligibility for Registration. The Company is not and has never been an issuer identified in or subject to Rule 144(i)(1) of the Securities Act. The Company is eligible to register the Conversion Shares for resale by the Purchasers using Form S-3 promulgated under the Securities Act.

(r)     Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. Neither this Agreement nor any of the other Transaction Documents, nor any exhibit or other document delivered in connection herewith or therewith contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. None of the statements, documents, certificates or other items supplied by the Company at the Closing shall contain an untrue statement of a material fact or omit a material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. There is no fact which the Company has not disclosed to the Purchasers and which is known to the Company (other than facts known to the general public or generally known in the Company’s industry) which would cause a Material Adverse Effect. The Company has supplied the Purchasers with all written information previously requested by Purchasers in writing to the Company. Other than the transactions contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or public announcement by the Company but which has not been so publicly announced or disclosed.

4.     REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS.  Each Purchaser hereby represents and warrants to the Company, and agrees that:

(a)     Power and Authority.  The Purchaser has all requisite authority, including all trustee, corporate, membership or partnership power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

(b)     Authorization. The execution of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary trustee, corporate, membership or partnership action on the part of the Purchaser. This Agreement and the Registration Rights Agreement constitute the Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c)     Litigation.  There is no Action pending against the Purchaser that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(d)     Purchase for Own Account.  The Notes being acquired by the Purchaser are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Notes or Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Notes and Conversion Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act, and the Purchaser has no present agreement or understanding relating to selling, granting any participation in, or otherwise distributing the same. The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Notes.

(e)     Investment Experience.  The Purchaser understands that the purchase of the Notes involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Notes and protecting its own interests in connection with this investment.

(f)     Accredited Purchaser Status.  The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(g)     Reliance Upon Purchaser’s Representations.  The Purchaser understands that the issuance and sale of the Notes to it and the issuance of Common Stock to the Purchaser in the event of conversion of the Notes will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Regulation D promulgated under the Securities Act and/or Section 4(a)(2) of the Securities Act, and that the Company’s reliance on such exemptions is based on the Purchaser’s representations set forth herein.

(h)     Receipt of Information.  The Purchaser has had an opportunity review the SEC Documents and to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Notes and the Conversion Shares and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Note. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained herein

(i)     No “Bad Actor” Disqualification Events.  Neither (i) Purchaser, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by Purchaser is subject to any Disqualification Event (as defined in Section 3(l)), except for Disqualification Events covered by

Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

5.     COVENANTS.

The following covenants are made with respect to this Agreement and the Notes:

(a)     Satisfaction of Conditions.  The Company shall use its commercially reasonable efforts to satisfy in a timely manner each of the conditions set forth in Section 6 of this Agreement with respect to a Closing (both as to the 9.0% Note and any 5.0% Notes). Each of the Purchasers, severally and not jointly, shall use commercially reasonable efforts to satisfy in a timely manner with respect to itself each of the conditions set forth in Section 7 of this Agreement with respect to a Closing (both as to the 9.0% Note and any 5.0% Notes).

(b)     Form D; Blue Sky Laws.  The Company agrees to file a Form D with respect to the Notes as required under Regulation D and to provide upon request a copy thereof to the Purchasers promptly after such filing. The Company shall, on or before the Closing Date, qualify the Notes and the Conversion Shares for sale to the Purchasers pursuant to this Agreement and under the Securities Act, the Exchange Act and applicable securities or Blue Sky laws of the states of the United States or obtain exemption therefrom, and shall provide upon request evidence of any such action so taken to the Purchasers on or prior to the Closing Date.

(c)     Expenses.  All fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party; provided however that the 9.0% Notes will have an increased initial principal amount of $110,000 (i.e. to an aggregate of $4,110,000) as an allowance for Purchasers' fees, costs and expenses.

(d)     Restricted Securities.  The Purchasers may not sell, offer to sell, assign or otherwise transfer any of the Notes or the Conversion Shares unless (i) pursuant to an effective registration statement under the Securities Act, (ii) the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a sale, assignment or transfer of the Notes or Conversion Shares, as applicable, may be made without registration under the Securities Act, or (iii) the Notes or the Conversion Shares, as applicable, can be sold pursuant to Rule 144 under the Securities Act. Notwithstanding anything to the contrary contained in this Agreement, the Purchasers may transfer (without restriction and without the need for an opinion of counsel) the Notes and the Conversion Shares to its Affiliates (as defined below) without the provision of an opinion of counsel; provided that such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement (and any such Affiliate will following any such transfer be considered a “Purchaser” hereunder for all purposes). The Company acknowledges and agrees that the Notes and Conversion Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Notes or Conversion Shares. The pledge of Notes or Conversion Shares shall not be deemed to be a transfer, sale or assignment of the Notes or Conversion Shares hereunder, and no Purchaser effecting a pledge of Notes or Conversion Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Notes or Conversion Shares may reasonably request in connection with a pledge of the Notes or Conversion Shares to such pledgee by a Purchaser.

(e)     Legends.  The Purchasers agree that Notes and the certificates for the Conversion Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.”

In addition, the Purchasers agree that the Company may place stop transfer orders with its transfer agents with respect to the Notes and the Conversion Shares. The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Notes and Conversion Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Notes or Conversion Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form and at the expense of such holder, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) the Securities are or can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(f)     Company Disclosure.

(i)     Certain Other Definitions. For the purposes of this Agreement and the other Transaction Documents, (A) "Covered Information" shall mean any material, nonpublic information (as such terms are understood for purposes of the United States federal securities laws, including without limitation under Regulation FD) of the Company Group, (B) "Common Stock" shall mean common stock and include any other class of securities into which the common stock of the Company may hereafter be reclassified or changed, (C) "Company Group" shall mean the Company and each of its Affiliates and each of its and their respective officers, directors, partners, employees, consultants, agents, representatives or advisors, (D) "Confidentiality Obligations" shall mean any duty of confidentiality with respect to, or any duty not to use or trade on the basis of, or any similar or related obligations of any nature, whether written or oral, with or to any Company Group members or any other Person, (including without limitation any that could result in any restrictions on trading the Common Stock (or any other security) of the Company under United States securities laws or otherwise), and (E) “Purchaser Covered Parties” shall mean and include each of the Purchasers, each of their subsidiaries and other Affiliates, each investment advisor, investment manager and general partner of any Purchaser, each of the investment funds and accounts advised or managed by any of the forgoing and each of the respective officers, directors, partners, employees, consultants, agents, representatives or advisors of any of the forgoing.

(ii)     8-K Filing. Promptly within two (2) business days following execution of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents as exhibits to such filing (including all attachments, the "8 K Filing").

(iii)     Registration Statement Filing. Within ten (10) business days following the Closing, the Company shall file the registration statement naming the Purchasers as Selling Stockholders as required pursuant to the Registration Rights Agreement (the "Registration Statement Filing") such that after the Registration Statement Filing none of the Purchaser Covered Parties shall be in possession of any Covered Information that is not disclosed in the prospectus contained in such filing.

(iv)     Updating of Registration Statement. Until each of the Purchasers have sold all of their shares of Common Stock, the Company shall maintain the effectiveness of such registration statement, and such registration statement shall not omit any Covered Information (for purposes of doubt, so that the Purchasers can sell their shares of Common Stock without any liability under applicable securities laws). Whenever requested by a Purchaser, the Company shall (a) promptly update the registration statement so that it does not omit any Covered Information (for purposes of doubt, so that the Purchasers can sell their shares of Common Stock without any liability under applicable securities laws) and (b) provide any Purchaser offering shares in such registration a certificate signed by the Company’s CEO and CFO that provides that (1) such registration statement (A) reflects all Covered Information and (B) does not contain any untrue statement of a material fact or material information or omit any material fact or material information necessary to make the statements contained therein not misleading, (2) the Company has not provided the Purchaser Covered Parties any Covered Information (which is not accurately reflected in such registration statement), (3) the Company will not provide any Covered Information to any Purchaser Covered Party on or after such date, (4) such registration statement is effective and up to date (so no Covered Information is omitted), and (5) no Purchaser Covered Party is subject to any Confidentiality Obligations; provided that in the event that the Company furnishes to Purchasers a certificate signed by the Company’s chief executive officer stating that in the reasonable good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders to update such registration statement, then the Company shall have the right to defer updating such registration statement for a period of not more than 45 days after the request of the Purchasers to update has been given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period.

(v)     No Restrictions on Trading; Termination of Confidentiality; Other Acknowledgements. The Company acknowledges that upon any Registration Statement Filing, the Purchasers shall be unrestricted from trading the Common Stock of the Company. The Company understands and confirms that the Purchasers are in the business of trading public securities such as the Common Stock of the Company and will rely on the provisions of this Section 5(f) and the other representation, warranties, covenants and provisions in this Agreement and the other Transaction Documents in effecting transactions in Common Stock of the Company. Notwithstanding anything to the contrary in any Transaction Agreement or any other agreement, writing or oral statement (whether prior to or after the date hereof), the Company acknowledges and agrees that any and all Confidentiality Obligations of the Purchasers shall immediately and automatically terminate upon the date hereof. The Company further agrees that on and after the date hereof that (A) it shall not provide any Covered Information to any Purchaser Covered Party, (B) if it does provide any Covered Information to any Purchaser Covered Party, the Purchaser Covered Parties shall not be subject to any Confidentiality Obligation regarding such Covered Information, and (C) the Purchaser Covered Parties may use any and all information (including Covered Information) for purposes of trading in the securities of the Company (or any other issuer).

(vi)     Transaction Disclosure. Subject to this section, neither the Company Group nor the Purchasers shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations (provided that the Purchasers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release); provided further that the Purchasers may make public statements or filings in order to comply with applicable securities laws (including any trading in compliance with applicable securities laws).

(vii)     Affiliates. For the purposes of this Agreement and the other Transaction Documents, an "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, including, and without limitation, any investment manager of any Person, any person managed or advised by another Person, each investment advisor, investment manager, or general partner of any Purchaser, each of the investment funds and accounts advised or managed by any of the foregoing and each of their respective controlled portfolio companies, members or general partners. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, it being understood and agreed that an investment manager, investment advisor or general partner shall be deemed to have control over each of the investment funds and accounts advised or managed by it; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

(g)     Listing. The Company shall promptly secure the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock then listed (subject to official notice of issuance) and shall maintain such listing of all such shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the authorization for quotation of the Common Stock on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(h)     Reservation of Shares. So long as any Note is outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the number of Conversion Shares issuable upon full conversion of the Notes (without regard to any limitation on conversion contained therein). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the number of shares of Common Stock that the outstanding Notes may be converted into (the “Required Reserved Amount”) , the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Agreement, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(i)     Public Information. From the date hereof until all of the Notes and other Company securities held by the Purchasers have been sold by the Purchasers to non-Affiliates of the Purchasers, the Company shall satisfy the requirements of Rule 144(c)(1) (i) and (ii), including, without limitation, satisfy the current public information requirement under Rule 144(c) (irrespective of the requirement to be in compliance with Rule 144(c)(1)).

(j)     No Transfer of Assets to Subsidiaries. In addition to and not in limitation of the restrictions set forth in Section 5(x) below, from and after the date hereof, the Company shall not, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, transfer to any of its current or future subsidiaries any of its cash, cash equivalents, Intellectual Property Rights or other rights, properties or assets without the prior written consent of the Purchasers.

(k)     Registration Rights Agreement. Within 10 business days following the Closing, the Company shall file with the SEC the registration statement required pursuant to the Registration Rights Agreement.

(l)     Payment and Conversion. The Company covenants and agrees that it will (i) duly and punctually pay or cause to be paid the principal of, premium (if any) and interest on the Notes and (ii) honor any election for conversion pursuant to a Conversion Notice (as defined in the Notes), at the respective times and in the manner provided for in the Notes.

(m)     Good Standing; Qualification. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(n)     Waiver of Certain Claims. The Company covenants that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium (if any), interest or other amounts due under the Notes as contemplated in the Notes, whenever enacted, now or at any time hereinafter in force, or which may affect the covenants of performance under the Notes and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted herein to the Holder (as defined in each Note), but will suffer and permit the execution of every such power as though no such law had been enacted.

(o)     Seniority of Notes. All payments due under each Note (i) shall rank pari passu with all other Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries. As used herein, “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with United States generally accepted accounting principles, consistently applied ("GAAP") (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above. “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(p)     No Indebtedness or Guarantees. So long as any Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness. As used herein, “Permitted Indebtedness” means (i) Indebtedness evidenced by the Notes, (ii) trade payables incurred in the ordinary course of business consistent with past practice, (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by the Notes, as reflected in a written agreement acceptable to the Purchasers and approved by the Purchasers in writing, and which Indebtedness does not provide at any time for (a) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (b) total interest and fees at a rate in excess of 9.00% per annum, (iv) Indebtedness secured by Permitted Liens described in clauses (iv) and (v) of the definition of Permitted Liens; (v) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business, (vi) Indebtedness of any wholly-owned subsidiary, that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Security, as reflected in a written agreement acceptable to the Purchasers and approved by the Purchasers in writing, owed to (a) the Company in an aggregate principal amount (for all such Indebtedness owed to the Company by all wholly-owned subsidiaries) not to exceed Five Hundred Thousand Dollars ($500,000) or (b) any other wholly-owned subsidiary, (vii) Indebtedness existing as of the date hereof and listed on Schedule 5(p) hereto and (viii) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (i) through (vii) above, provided that the principal amount thereof is not increased, the terms thereof are not extended or the terms thereof are not modified to impose more burdensome terms upon the Company or its subsidiary, as the case may be.

(q)     No Liens. So long as any Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its subsidiaries (collectively, "Liens") other than Permitted Liens. As used herein, “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (a) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (b) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under the Notes; and (ix) Liens existing as of the date hereof and listed on Schedule 5(q) hereto.

(r)     No Repayment of Certain Indebtedness. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, other than the Notes, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default (as defined in the Notes) has occurred and is continuing.

(s)     No Redemption or Repurchase of Equity Interests. So long as any Note is outstanding, the Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, redeem or repurchase its Equity Interest, or permit any subsidiary to redeem or repurchase its Equity Interests (except on a pro rata basis among all holders thereof) or declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries without in each case the prior express written consent of the Purchasers. “Equity Interests” means (i) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(t)     No Changes in Nature of Business; Structure. The Company shall not make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in the Company’s most recent Annual Report filed on Form 10-K with the SEC. The Company shall not modify its corporate purpose or modify, liquidate or dissolve its corporate structure. Without limiting the generality of the foregoing, the Company shall not, without at least thirty (30) days prior written notice to Holders (as defined in the Notes): (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than $100,000 of the Company’s assets or property), (2) change its (or any of its Subsidiaries') jurisdiction of organization, (3) change its (or any of its Subsidiaries') organizational structure or type, (4) change its (or any of its Subsidiaries') legal name, or (5) change any organizational number (if any) assigned by its (or any of its Subsidiaries') jurisdiction of organization.

(u)     Intellectual Property. The Company shall not, and the Company shall not permit any of its Subsidiaries, directly or indirectly, to encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens.

(v)     Affiliate Transactions. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(w)     Payments. The Company covenants to make all payments under the Notes, whether principal payments or interest payments, pro rata to each holder of a Note that has been issued pursuant to this Agreement. In the event that a holder of a Note receives payments in excess of its pro rata (as defined in the Notes) amount, then such Holder shall hold in trust all such excess payments for the benefit of the other Holders of the Notes and shall pay such amounts held in trust to such other holders upon demand by such Holders.

(x)     Dispositions; Investments. The Company shall not convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of inventory in the ordinary course of business; (b) of worn-out or obsolete equipment; (c) in connection with Permitted Liens; and (d) of non-exclusive licenses for the use of the property of the Company or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States. The Company shall not, (A) directly or indirectly acquire or own any Person, or make any investment in any Person, other than Permitted Investments (as defined below), or permit any of its Subsidiaries to do so; or (B) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock other than Permitted Distributions (as defined below). “Permitted Investments” are: (a) investments (including, without limitation, Subsidiaries) existing on the date hereof which are shown on Schedule 5(x) (but specifically excluding any future investments in any Subsidiaries unless otherwise permitted hereunder); (b) investments consisting of cash equivalents; (c) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Company; (d) investments consisting of deposit accounts in reputable banks; (e) investments (i) by the Company in Subsidiaries not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any twelve-month period and (ii) by Subsidiaries in other Subsidiaries or in the Company; (g) investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of the Company or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Company’s Board of Directors; (h) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and (i) investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to investments of the Company in any Subsidiary. “Permitted Distributions” are: (a) purchases of capital stock from former employees, consultants and directors pursuant to repurchase agreements or other similar agreements in an aggregate amount not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year provided that at the time of such purchase no Event of Default (as defined in the Notes) has occurred and is continuing; (b) distributions or dividends consisting solely of the Company's capital stock; (c) purchases for value of any rights distributed in connection with any stockholder rights plan; (d) purchases of capital stock or options to acquire such capital stock with the proceeds received from a substantially concurrent issuance of capital stock or convertible securities; (e) purchases of capital stock pledged as collateral for loans to employees; (f) purchases of capital stock in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; (g) purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations; and (h) other distributions, dividends or purchases of the Company’s capital stock in cash, provided that no Event of Default (as defined in the Notes) exists or could result from such other distribution, dividend, or purchase.

(y)     Compliance. The Company shall not become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds under any Note for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, each as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of the Company, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

(z)     Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries will undertake any action that will constitute or would be reasonably likely to constitute a breach of the representations and warranties provided in Section 3(m) hereof, if such action had been taken on or prior to the Closing Date.

(aa)     Compliance with Laws. So long as any Note is outstanding, the Company shall not take any action (i) that contravenes or conflicts with the Amended and Restated Articles of Incorporation or Bylaws of the Company, each as amended, any memorandum of association, certificate of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries; or (ii) that constitutes or results in a violation of any provision of any federal, state, local or foreign law, rule, regulation, order, decree or judgment binding upon or applicable to the Company or any of its Subsidiaries (including that of the Principal Market) except where such violation would not individually or in the aggregate have a Material Adverse Effect.

(bb)     OFAC. Each of the Company and its Subsidiaries shall not, directly or indirectly, use the proceeds of any Note to fund or facilitate any activities or business of or with any Prohibited Person or in any country or territory that, at the time of such funding or facilitation, is the subject of U.S. economic sanctions, or in any other manner that will result in a violation of U.S. economic sanctions by any individual or entity. As used herein, the term “Prohibited Person” shall mean any of the following: (i) a person or entity that is designated as an SDN on the most current list published by the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (ii) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (iii) a person or entity that is owned or controlled by, or acting on behalf of, any person or entity identified in clause (i) and/or (ii) above.

6.     CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT CLOSING.  The obligations of each Purchaser under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, at or before the Closing (including any Closing for issuance of a 5.0% Note), of each of the following conditions:

(a)     Representations and Warranties True.  Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing Date (except for representations and warranties that are already qualified by a materiality standard which shall be true and correct in all respects and representations and warranties that speak as of a specific date which shall be so true and correct as of such specified date) and on and as of any subsequent Issue Date (as defined in the Notes) with respect to any Note and any Closing Date as to an issuance of any 5.0% Note, with the same effect as though such representations and warranties had been made as of the Closing. No Material Adverse Effect has occurred after the Closing Date.

(b)     Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement and the other Transaction Documents that are required to be performed or complied with by it on or before the Closing or on or as of any subsequent Issue Date with respect to any Note and any Closing Date as to an issuance of any 5.0% Note, and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein and in any Note (except for all agreements, obligations and conditions contained in this Agreement or the other Transaction Documents that are required to be performed or complied with that are already qualified by a materiality standard which shall be true and correct in all respects).

(c)     Compliance Certificate.  The Company will have delivered to the Purchaser at the Closing a certificate signed on its behalf by its Chief Financial Officer certifying that the conditions specified in Sections 6(a) and 6(b) hereof have been fulfilled.

(d)     Absence of Litigation.  No proceeding challenging this Agreement or other Transaction Documents or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e)     Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Purchaser and to the Purchaser’s legal counsel, and the Purchaser will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

(f)     Consents.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for the performance by the Company of its obligations pursuant to the Transaction Documents in form and substance reasonably satisfactory to the Purchaser.

(g)     Delivery of Notes.  The Company shall have delivered to the Purchaser, against delivery of the purchase price, a signed original 9.0% Note (or 5.0% Note for any Closing relating to issuance of any such 5.0% Note against the amount of the applicable drawdown) issued in the name of the Purchaser, with the initial aggregate principal amount for all Purchasers of $4,110,000.

(h)     Security Documents.  The Company shall have duly executed and delivered to the Purchaser the Security Agreement in the form attached hereto as Exhibit C and any account control agreement, any and all financing statements, fixture filings, security agreements (including the patent and trademark security agreements), pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents requested by the Purchasers to create, perfect, and continue perfected or to better perfect the Purchasers' security interest in and liens on all of the assets of the Company (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Transaction Documents (collectively, the “Security Documents”). The Purchaser shall have received certified copies of request for copies of information on Form UCC-11, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries and which are filed in such office or offices as may be necessary or, in the opinion of the Purchaser, desirable to perfect the security interests purported to be created by the Security Documents, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Purchaser, shall cover any of the collateral, and the results of searches for any tax lien and judgment lien filed against such person or its property, which results, except as otherwise agreed to in writing by the Purchaser, shall not show any such liens.

(i)     Opinion of Counsel. With respect to the issuance of the 9.0% Note solely, such Purchaser shall have received the opinion of the Company's outside counsel, dated as of the Closing Date, in a form satisfactory to such Purchaser.

(j)     Registration Rights Agreement. The Company shall have duly executed and delivered to the Purchaser the Registration Rights Agreement in the form attached hereto as Exhibit D.

(k)     Payoff Letter and Release of Liens. The Company shall have delivered a payoff letter from Silicon Valley Bank (“SVB”) addressed to the Purchasers indicating that all indebtedness owed to SVB has been paid off and all liens have been released, in the form as agreed by the Purchasers.

(l)     Other Actions.  The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchaser in connection with the transactions contemplated hereby.

7.     CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.  The obligations of the Company to each Purchaser under Sections 1 and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing (including any Closing for issuance of a 5.0% Note), of each of the following conditions:

(a)     Representations and Warranties True.  The representations and warranties of the Purchaser contained in Section 4 shall be true and correct in all material respects on and as of the date hereof, and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

(b)     Performance.  The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)     Payment of Purchase Price.  The Purchaser shall have delivered to the Company same day funds in full payment of the purchase price as specified in Section 1(a) or 1(b), as applicable.

(d)     Absence of Litigation.  No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, materially alter, prevent or materially delay the Closing, shall have been instituted by any governmental body, agency or official and shall be pending.

(e)     Other Actions.  The Purchaser shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

8.     MISCELLANEOUS.

(a)     Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties; provided that the Company shall not assign any of its obligations or rights hereunder.

(b)     Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)     Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(d)     Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

(e)     Notices.  Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified (a) for the Purchasers, at the address indicated for such party on the signature pages hereto, (b) for the Company, at 400 Kato Terrace, Fremont, CA 94539, Attn: Gayn Erickson (email: gerickson@aehr.com) and Carl Buck, or (c) for the Purchasers and the Company, at such other address as the Purchasers or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 8(e); provided further that all notices to the Purchasers shall also be sent via email to Purchasers at the email addresses on the signature pages hereto (or as the Purchasers may update such email addresses under clause (c) above).

(f)     Amendments and Waivers.  This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers. Any amendment or waiver effected in accordance with this Section 8(f) will be binding upon the Purchasers, the Company and their respective successors and assigns.

(g)     Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of this Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(h)     Entire Agreement.  This Agreement, the Notes, the Security Documents and the other Transaction Documents, together with all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

(i)     Further Assurances.  From and after the date of this Agreement upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(k)     Survival. This Agreement and each of the representations, warranties, covenants and other agreements and obligations set forth in this Agreement shall survive the Closing and shall continue and survive indefinitely, unless otherwise agreed in writing by the Company and each of the Purchasers; provided that the Purchaser shall have no obligation to lend money or purchase Notes after March 31, 2017. As a matter of clarification, if the Closing of the 9% Notes has occurred, then this Agreement shall not be terminated without the written consent of each of the Company and the Purchasers.

(l)     Equal Treatment. All actions under this Agreement and the other Transaction Documents will be taken and applied pro rata to each Purchaser (based on the 9.0% Notes issued at Closing to such Purchaser in proportion to the other Purchasers) such that, for example, a drawdown pursuant to Section 1(b) hereof shall apply the $500,000 minimum collectively to all Purchasers and the drawdown amount shall be taken pro rata from each Purchaser.

(m)     Remedies Cumulative. Purchasers’ rights and remedies under this Agreement and the other Transaction Documents shall be cumulative. Purchasers shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Purchasers of one right or remedy shall be deemed an election; and no waiver by Purchasers of any Event of Default (as defined in the Notes), any right of the Purchasers or any breach by the Company shall be deemed a continuing waiver. No delay by Purchasers shall constitute a waiver, election, or acquiescence by them. No waiver by Purchasers shall be effective unless made in a written document signed on behalf of Purchasers and then shall be effective only in the specific instance and for the specific purpose for which it was given. The Company expressly agrees that this Section may not be waived or modified by Purchasers by course of performance, conduct, estoppel or otherwise.

(n)     Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Purchaser, on any theory of liability, for special, indirect, consequential, punitive, incidental, exemplary or multiple damages, lost profits, lost revenues or diminution in value (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the issuance and purchase of the Notes or the use of the proceeds thereof. No Purchaser shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, except as determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Purchaser.

[The balance of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

AEHR TEST SYSTEMS

By:      /s/ Gary L. Larson

Name: Gary L. Larson

Title: Chief Financial Officer and Vice President

            of Finance

Address: 400 Kato Terrace

                  Fremont, CA 94539

[Aehr Test Systems Convertible Note Purchase and Credit Facility Agreement]

Quintessence Fund L.P.

By: QVT Associates GP LLC, its general partner

By: /s/ Tracy Fu

Name: Tracy Fu

Title: Managing Member

Address: Quintessence Fund L.P.

C/O QVT Financial LP

1177 Avenue of the Americas

New York, NY 10036

Attention:

Tracy Fu and Oren Eisner

To be sent by email to:

Tracy.Fu@qvt.com;

Dominik.Schmidt@qvt.com;

Oren.eisner@qvt.com; and

Legalnotices@qvt.com

Purchaser’s Committed Portion of Revolving Credit

Facility Commitment Amount: $186,000 (9.30%)

[Aehr Test Systems Convertible Note Purchase and Credit Facility Agreement]

QVT Fund V LP

By: QVT Associates GP LLC, its general partner

By: /s/ Tracy Fu

Name: Tracy Fu

Title: Managing Member

Address: QVT Fund LP

C/O QVT Financial LP

1177 Avenue of the Americas

New York, NY 10036

Attention:

Tracy Fu and Oren Eisner

To be sent by email to:

Tracy.Fu@qvt.com;

Dominik.Schmidt@qvt.com;

Oren.eisner@qvt.com; and

Legalnotices@qvt.com

Purchaser’s Committed Portion of Revolving

Credit Facility Commitment Amount:

$1,814,000 (90.70%)

Exhibit A

Form of 9.0% Convertible Secured Note Due 2017

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS SECURITY SHOULD CAREFULLY REVIEW THE TERMS OF THIS SECURITY, INCLUDING SECTION 3(a)(1) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS SECURITY AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(a)(1) OF THIS SECURITY.

AEHR TEST SYSTEMS

9.0% CONVERTIBLE SECURED NOTE DUE 2017

No.	U.S. $

1.     Securities.

This Security is a duly authorized 9.0% Convertible Secured Note due 2017 (this “Security” or this “Note”) of Aehr Test Systems, a California corporation (including any successor corporation, the “Company”). Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 11 hereof. This Security is being issued pursuant to, and in accordance with, the terms of Purchase Agreement (as defined below) and this Security shall be subject to and governed by the representations, warranties, covenants and other terms and conditions set forth in the Purchase Agreement and other Transaction Documents.

2.     Principal and Interest.

(a)     The Company for value received, hereby promises to pay to                     , a limited partnership, or its successors and registered assigns (the “Holder”), the principal sum of                       U.S. Dollars ($                   ) on the Maturity Date. For the purposes hereof, "Maturity Date" means April 10, 2017. On the Maturity Date, all principal and accrued but unpaid interest under this Note shall be paid in cash to the Holder.

(b)     The Company for value received hereby promises to pay interest on the unpaid principal and interest under this Note. This Security shall bear interest at the rate equal to 9.0% per annum (the “Interest Rate”). Interest shall accrue from April 10, 2015 (the "Issue Date") through the Maturity Date or later payment of this Note in full, or any applicable conversion. From and after the occurrence and during the continuance of an Event of Default (as defined in Section 6), the Interest Rate shall be increased by five percent (5.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided, that the interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. Accrued but unpaid interest shall be payable quarterly on March 1, June 1, September 1 and December 1 of each year; and all remaining accrued but unpaid interest shall be paid on the Maturity Date (or final payment under the Note) or at the time of conversion of this Note (unless Holder elects to convert any remaining accrued but unpaid interest into Common Stock).

(c)     Interest on this Security shall be computed on the basis of the actual number of days elapsed and a year of 365 days and compounded quarterly.

(d)     Payment of the principal of and accrued interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of principal (and premium, if any), interest and all other amounts payable with respect to the Securities (i) shall be made by check mailed to a Holder that holds an aggregate principal amount of securities of $100,000 or less or (ii) shall be made by wire transfer in immediately available funds to a Holder that holds an aggregate principal amount of Securities in excess of $100,000; provided that if the Holder entitled thereto shall not have furnished wire instructions in writing to the Company on or prior to the third Business Day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the Holder entitled thereto as such address shall appear in the Note Register.

(e)     Notwithstanding anything to the contrary herein, no payments of principal shall be made on this Security prior to the Maturity Date without the prior written consent of the Holder.

(f)     No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via email or facsimile and overnight courier to the Holder (a “Change of Control Notice”). In the event of a Change of Control, the Company (or, if the Company is not the surviving entity, then the surviving entity and the Company’s acquirer) shall pay the Holder the Change of Control Redemption Price upon the closing or occurrence of the Change of Control. Payment of the Change of Control Redemption Price to the Holder shall be a condition to the closing or consummation of any Change of Control, and the Company agrees not to consummate any Change of Control (or permit any Change of Control to be consummated) unless the Change of Control Redemption Price is paid prior to or at the closing or occurrence of the Change of Control. Notwithstanding anything to the contrary in this Section 2(f), but subject to Section 3(f), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the principal amount of this Security (together with any interest thereon, although Holder may elect to have accrued but unpaid interest paid in cash) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.

3.     Conversion.

(a)   (1)   The holder of this Security may convert all or any part of the principal amount of this Security (or any portion thereof equal to $10,000 or any integral multiple of

$10,000 in excess thereof), plus all or any accrued and unpaid interest on such principal amount to be converted (although Holder may elect to have accrued but unpaid interest paid in cash), into Common Stock at any time on or after the Issue Date, at the Conversion Price then in effect. The number of shares of Common Stock issuable upon conversion of this Security shall be determined by dividing the principal amount of this Security or portion hereof, plus any accrued and unpaid interest (although Holder may elect to have accrued but unpaid interest paid in cash) on such principal amount to be converted, surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial conversion price shall be the Conversion Price and shall be subject to adjustment as provided in this Section 3. To convert this Security, the Holder hereof shall send by email or facsimile (or otherwise deliver) a copy of the fully executed conversion notice in the form attached as Exhibit A hereto (the “Conversion Notice”) to the Company. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Security in accordance with the terms hereof, the Holder shall not be required to physically surrender this Security to the Company unless (i) the full principal amount represented by this Security is being converted or (ii) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Security upon physical surrender of this Security, provided that the Holder shall instead deliver the documentation to the Company required by Section 12(f)(3) hereof if it notifies the Company that this Security has been lost, stolen or destroyed. Upon receipt by the Company of an email or facsimile copy of a Conversion Notice from the Holder, the Company shall promptly send, via email or facsimile, a confirmation to the Holder stating that the Conversion Notice has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion.

On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (a) provided that the Company’s transfer agent is participating in the DTC (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system or (b) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, instruct the Company’s transfer agent to issue and deliver as promptly as practicable (but in no event later than five (5) Trading Days after such date) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, in each case, for that number of shares of Common Stock issuable upon conversion of the portion of this Security being converted and (c) if so requested by the Holder, issue a new Security in the form hereof representing the balance of the principal amount hereof not being converted, if any (the applicable date under clauses (a) and (b) above, the “Share Delivery Date”). If so requested in writing by the Holder, the Company shall deliver to the Holder physical certificates representing the Common Stock issuable upon conversion which shall, if required by the Purchase Agreement, bear the restrictive legend set forth in Section 5(e) of the Purchase Agreement. If the Company shall (x) fail on or prior to the Share Delivery Date to provide instruction to the Company’s transfer agent to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any principal amount and accrued interest thereon or on any date of the Company’s obligation to instruct the Company’s transfer agent to deliver shares of Common Stock as contemplated pursuant to clause (ii) below or (y) otherwise fail to convert this Note in accordance with its terms (any such event under clauses (x) and (y), a “Conversion

Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver such certificate or credit the Holder’s balance account with DTC for the shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of the applicable principal amount and accrued interest thereon shall terminate, or (ii) promptly honor its obligation to deliver by instructing the Company’s transfer agent to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of Common Stock, times (2) the closing bid price of the Common Stock on the Conversion Date.

(2)     Except as provided herein, the Holder is not entitled to any rights of a holder of Common Stock until the Holder has delivered a Conversion Notice, and only to the extent this Security is deemed to have been converted into Common Stock pursuant to this Section 3.

(3)     The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Security shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such shares of Common Stock issuable upon such conversion of the Security are credited to the Holder’s account with DTC or the date of delivery of the certificates evidencing such shares of Common Stock, as the case may be.

(4)     If this Security is physically surrendered for conversion and the outstanding principal amount of this Security is greater than the portion of this Security being converted, then the Company shall as soon as practicable after receipt of this Security and at its own expense, issue and deliver to the Holder a new Security representing the outstanding principal and other amounts not converted.

(5)     The Company will not issue fractional shares of Common Stock upon conversion of this Security. In lieu thereof, the Company shall round such fraction of a share of Common Stock to the nearest whole share.

(6)     The Company shall, if the Holder so elects, deliver the Common Stock issuable upon conversion of this Security to any third party designated in writing by the Holder.

(b)     Antidilution. The Conversion Price will be subject to adjustments from time to time as follows:

(1)     Conversion Price Adjustments. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 3(b)(1) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities) for a consideration per share (the “New Issuance Price”) less than the Applicable Price (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by the Conversion Price Adjustment Amount. The “Applicable Price” shall mean the Conversion Price in effect immediately prior to such Dilutive Issuance. The “Conversion Price Adjustment Amount” shall mean a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of shares which the aggregate consideration received by the Company for the total number of additional shares of Common Stock so issued would purchase at such Applicable Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of such additional shares of Common Stock so issued. For the purposes of this Subsection 3(b)(1) all shares of Common Stock issuable upon the exercise and/or conversion of any outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect. For purposes of determining the adjusted Conversion Price under this Section 3(b)(1), the following shall be applicable:

(A)     Adjustment Upon Grant or Sale of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(b)(1)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(B)     Adjustment Upon Issue or Sale of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(b)(1)(B), the “lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange or exercise thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received by the Company with respect to any one share of Common

Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 3(b)(1), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)     Changes in Purchase Price of Options or Convertible Securities. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(b)(1)(C), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(b)(1) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D)     Calculation of Consideration Received. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the closing sale price of such publicly traded securities on the date of receipt of such publicly traded securities. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E)     Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(2)     Subdivision of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock dividend, stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(3)     Other Adjustments. If any event occurs of the type contemplated by the provisions of this Section 3(b) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Security; provided, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 3(b).

(4)     Reduction of Conversion Price at Board's Option. The Company may at any time during the term of this Security, with the prior written consent of the Holder, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(5)     No de minimis Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 3(b)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and in all cases reflected upon any conversion or redemption hereunder. All calculations under this Section 3 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Common Stock.

(6)     Officer's Certificate. Whenever the Conversion Price is adjusted as provided in Section 3(b), the Company shall compute the adjusted Conversion Price in accordance with Section 3(b) and shall prepare a certificate signed by an officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the Holder of this Security.

(7)     Certain Notices. In case at any time after the date hereof:

(i)     the Company shall declare a dividend (or any other distribution) on its Common Stock that would result in an adjustment to the Conversion Price pursuant to this Section 3;

(ii)     the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(iii)     there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value); or

(iv)     there shall occur any Fundamental Change;

the Company shall cause to be provided to the Holder of this Security in accordance with Section 12(e), at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(x)     the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

(y)     the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (i) through (iv) of this Section 3(b)(7).

(c)     Distributions. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Security (without taking into account any limitations or restrictions on the convertibility of this Security) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage (as defined in Section 3(f)), then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution to such extent). Any Distribution that would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any subsequent Distribution on such initial Distribution or on any subsequent such Distributions to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(d)     Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Security (without taking into account any limitations or restrictions on the convertibility of this Security) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent). Any Purchase Right that would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage shall be held in abeyance for the Holder until such time or times as receiving (or exercising) such Purchase Right would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Purchase Right (and any subsequent Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(e)     Required Reserves. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Security, the full number of shares of Common Stock then issuable upon the conversion of this Security (without regard to any limitations on conversions) (the “Required Reserve Amount”). The Company covenants that all shares of Common Stock that may be issued upon conversion of this Security will upon issue be fully paid and nonassessable. If at any time while any of the Securities remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Securities at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Securities then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share

Failure, the Company shall either (i) obtain the written consent of its shareholders for the approval of an increase in the number of authorized shares of Common Stock and provide each shareholder with an information statement with respect thereto or (ii) hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the shareholders that they approve such proposal.

(f)     Limitation on Conversion. The Company shall not effect the conversion of any portion of this Security, and the Holder shall not have the right to convert any portion of this Security, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Security with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Security beneficially owned by the Holder or of any Notes held by any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(f). For purposes of this Section 3(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Security without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Security, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Security results in the Holder and the other

Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Security in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(f) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Security.

The Company shall not be obligated to issue any shares of Common Stock pursuant to the terms of this Security, and the Holder shall not have the right to receive pursuant to the terms of this Security any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the terms of the Notes without breaching the Company’s obligations under the rules or regulations of the applicable Eligible Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (i) obtains the approval of its shareholders as required by the applicable rules of the applicable Eligible Market for issuances of Common Stock in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder; provided, however, that to the extent that the Holder’s right to receive additional shares is not permitted by the Exchange Cap, then the Holder shall not be entitled to convert such amount of shares to the extent that it exceeds the Exchange Cap, and the portion of such shares to be converted in excess of the Exchange Cap shall be held in abeyance for the Holder until such time or times as the conversion thereof would not result in the Holder exceeding the Exchange Cap, at which time or times the Holder shall be granted such rights (and any rights under this Section 3(f) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation so that the Holder is in the exact same financial position as if there had been no Exchange Cap.

4.     Forced Conversion at the Option of the Company.

(a)     The Company may, upon not more than sixty (60) days but not less than fifteen (15) days’ notice (the date all of the holders of this Security received such notice is referred to as the “Forced Conversion Notice Date”), subject to the conditions set forth below, convert up to the principal amount of this Security plus accrued and unpaid interest (although Holder may elect to have accrued but unpaid interest paid in cash) to, but excluding, the Forced Conversion Date (a “Forced Conversion”) on the date of Forced Conversion (the “Forced Conversion Date”) at the then applicable Conversion Price if the Weighted Average Price of the Common Stock on each Trading Day during the thirty (30) consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of Forced Conversion (such date, the “Notice Date” and such period, the “Measuring Period”) is no less than $7.50 (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reorganization, reclassification or similar transaction either after the Subscription Date or during the Measuring Period), provided, that in no event shall the Company effect any Forced Conversion if the number of shares to be issued and issuable upon such forced conversion exceeds 25% of the arithmetic average of the daily trading volume (as reported by Bloomberg) of the Company’s Common Stock during each Trading Day of the Measuring Period.

(b)     All notices of Forced Conversion shall state:

(1)     the proposed intended Forced Conversion Date; and

(2)     the Conversion Price and the place where this Security may be surrendered for conversion.

The notice given shall specify the last date on which an exchange or transfer of this Security may be made.

(c)     Upon notice of Forced Conversion having been given as provided in Section 4(b) hereof, this Security shall on the Forced Conversion Date be converted in accordance with Section 3 hereof.

(d)     Promptly following the Forced Conversion, the Company shall deliver the Common Stock in the manner specified in Section 3 of this Security.

(e)     As a condition to the Company exercising its right to Forced Conversion under this Section 4, from the Forced Conversion Notice Date through the Forced Conversion Date (i) either (x) a registration statement covering the resale of the Common Stock issued and issuable upon conversion of this Security must be effective and the Company must reasonably expect and shall use commercially reasonable efforts so that such registration statement will remain effective and available for the resale of such Common Stock until all shares are sold, or (y) all shares of Common Stock issued or issuable pursuant to terms of the Securities shall be eligible for sale without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) or the need for registration under any applicable federal or state securities laws and the Company shall have no knowledge of any fact that would cause any shares of Common Stock issuable pursuant to terms of the Securities not to be eligible for sale without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) and any applicable state securities laws, (ii) the date of Forced Conversion shall not be a date during which the Company’s trading window is closed under the Company’s Insider Trading Policy or at a time when the Holder is legally prohibited from trading the Common Stock, (iii) the Common Stock and the shares of Common Stock issuable upon such Forced Conversion shall be listed or be eligible for trading on an Eligible Market on the Forced Conversion Notice Date, and the Company must reasonably expect and will use commercially reasonable efforts so that such listing or eligibility for trading shall continue for a period of ninety (90) days after the Forced Conversion Date, (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(f) hereof and the rules or regulations of the applicable Eligible Market, (v) there shall not have occurred either (x) the public announcement of a pending, proposed or intended Fundamental Change which has not been abandoned, terminated or consummated, (y)

an Event of Default or (z) an event that with the passage of time or giving of notice would constitute an Event of Default and (vi) the Holder shall believe in good faith that it is not in possession of any Covered Information (as defined in the Purchase Agreement) (provided, that the Company may attempt to persuade the Holder that it is not in possession of Covered Information (as defined in the Purchase Agreement), and may in any event, file a prospectus supplement to the registration statement filed pursuant to the Registration Rights Agreement (as defined in the Purchase Agreement) such that the Holder shall be unrestricted from trading the Common Stock of the Company).

(f)     To the extent that this Note is not fully converted (whether under Sections 3 or 4 or otherwise), then the Company shall promptly deliver to Holder a replacement Note with the same terms as this Note, except that (i) it shall reflect a new principal amount equal to all outstanding amounts owed hereunder (including all accrued and unpaid interest) that were not converted and (ii) interest shall accrue on that new principal amount from and after the date of such partial conversion.

5.     Covenants. The Company shall comply with the representations, warranties, covenants, conditions, agreements and other terms set forth in the Purchase Agreement, the Security Agreement and the other Transaction Documents. In addition, the Company shall not consummate or attempt to consummate any Fundamental Change unless it constitutes a Change of Control.

6.     Events of Default.

(a)     Subject to the further provisions of this Section 6, “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)     the Company defaults in the payment of the principal or accrued interest or any other amounts when and as due (a “Defaulted Payment”) on any of the Securities or under any Transaction Document when the same becomes due and payable whether at the Maturity Date, upon declaration, when due for purchase, by the Company or otherwise; provided that if the Defaulted Payment represents solely accrued interest or other amounts (excluding principal) and such default is reasonably curable within five (5) Business Days, the Company may cure such default in full during the five (5) Business Days after such default (and, if not reasonably curable within five (5) Business Days, then immediately upon such default); provided, for purposes of clarity, there shall be no cure period for a default relating to the payment of principal;

(2)     the Company breaches any representation, warranty or condition or fails to perform or observe any other term, covenant or agreement contained in this Security, the Purchase Agreement or in any other Transaction Document and such default, if reasonably curable within five (5) Business Days, continues for a period of at least five (5) Business Days in the aggregate (if not reasonably curable within five (5) Business Days, then immediately upon such breach or failure);

(3)     the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any of its subsidiaries in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, liquidation or composition of or in respect of the Company any of its subsidiaries, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company any of its subsidiaries or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days;

(4)     the commencement by the Company or any of its subsidiaries, of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its subsidiaries, to the entry of a decree or order for relief in respect of the Company or any of its subsidiaries in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its subsidiaries, or the filing by the Company or any of its subsidiaries of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company or any of its subsidiaries to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its subsidiaries or of any substantial part of their property, or the making by the Company or any of its subsidiaries of an assignment for the benefit of creditors, or the admission by the Company or any of its subsidiaries in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its subsidiaries expressly in furtherance of any such action;

(5)     the Company’s failure for any reason after the date that is six (6) months immediately following the Issue Date to satisfy the current public information requirement under Rule 144(c) under the Securities Act;

(6)     (A) the suspension of the Common Stock from trading for a period of three (3) consecutive Trading Days or for more than an aggregate of fifteen (15) Trading Days in any 365-day period except if trading on the applicable Eligible Market on which the Common Stock is then listed is suspended as a whole or (B) the failure of the Common Stock to be listed on an Eligible Market;

(7)     the Company’s (a) failure to cure a Conversion Failure within five (5) Business Days after the applicable Conversion Date or (b) notice, written or oral, to any holder of the Securities, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Securities into shares of Common Stock that is tendered in accordance with the provisions of the Securities, other than pursuant to Section 3(f) or 3(g);

(8)     at any time following the tenth (10th) consecutive Business Day that the number of shares that is reserved for the conversion of this Security is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a full conversion of this Security together with any accrued interest thereon being converted thereon (without regard to any limitations on conversion set forth in Section 3(f) or otherwise);

(9)     any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined in the Purchase Agreement) of the Company or any of its subsidiaries other than with respect to any other Securities;

(10)     a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(11)     any breach or failure in any respect to comply with any provision of Section 5 of the Purchase Agreement (Sections 5(f), (g), (h) and (k) hereof being "Equity Covenants") and such default, if reasonably curable within five (5) Business Days, continues for a period of at least five (5) Business Days in the aggregate (if not reasonably curable within five (5) Business Days, then immediately upon such breach or failure);

(12)     the Company shall fail to perform or comply with any covenant or agreement contained in any Security Agreement (as defined in Section 7) to which it is a party and such default, if reasonably curable within five (5) Business Days, continues for a period of at least five (5) Business Days in the aggregate (if not reasonably curable within five (5) Business Days, then immediately upon such breach or failure);

(13)     any material provision of the Security Agreement (as determined by the Secured Party (as defined in the Security Agreement)) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny in writing that it has any liability or obligation purported to be created under the Security Agreement;

(14)     the Security Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in the Security Agreement) in favor of the Purchasers (as defined in the Purchase Agreement) for the benefit of the holders of the Securities on any Collateral (as defined in the Security Agreement) purported to be covered thereby;

(15)     (A) any material damage to, or loss, theft or destruction of, any Collateral or a material amount of property of the Company, whether or not insured; or (B) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement);

(16)     any Breach of Related Party Contract; or

(17)     any Event of Default (as defined in the Other Security) occurs with respect to any Other Security.

(b)     The Company shall provide immediate written notice to Holder (and in all events within three (3) days) of all Events of Default. If an Event of Default occurs and is continuing, the Holder by written notice to the Company (an “Event of Default Redemption Notice”), may declare due and payable the principal and premium, if any, of this Security and all other outstanding Securities, plus any accrued and unpaid interest to the date of payment at a price equal to the Event of Default Redemption Price. The “Event of Default Redemption Price” shall equal the greater of (i) the principal amount of this Security being redeemed together with any accrued and unpaid interest thereon through the payment of the Event of Default Redemption Price (as defined below) and (ii) solely in the case of an Event of Default pursuant to any of (A) Sections 6(a)(5), (6), (7), (8) or (16) or (B) the Equity Covenants (as defined in Section 6(a)(11)) or (C) any Conversion Failure, the product of (1) the principal amount of this Security being redeemed together with any accrued and unpaid interest (and all other amounts owed hereunder and under any other Transaction Document) thereon through the payment of the Event of Default Redemption Price multiplied by (2) the quotient determined by dividing (A) the greater of (i) the volume Weighted Average Price of the Common Stock for the five (5) Trading Day period starting from the fifth (5th) Trading Day prior to the Event of Default to the Trading Day immediately preceding the Event of Default, and (ii) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding such Event of Default (or other such event) and ending on the date the Holder delivers the Event of Default Redemption Notice, by (B) the lowest Conversion Price in effect during such period. Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 3(f), until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the principal amount of this Security (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. Upon a declaration of acceleration, such Event of Default Redemption Price shall be immediately due and payable.

(c)     If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or interest due and payable on this Security or to enforce the performance of any provision of this Security.

(d)     Notwithstanding any other provision in this Security, the Holder of this Security shall have the right, which is absolute and unconditional, to receive payment of the principal, premium, if any, and interest in respect of the Securities held by the Holder, on or after the respective due dates, to convert the Securities in accordance with Section 3 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such rights shall not be impaired or affected adversely without the prior written consent of the Holder.

(e)     If the Holder of this Security has instituted any proceeding to enforce any right or remedy under this Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

(f)     Except as otherwise provided herein, no right or remedy conferred in this Security upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(g)     No course of dealing between Holder and the Company or any delay or omission of the Holder of this Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Section 5 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

(h)     The Company covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Security; and the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder hereof, but will suffer and permit the execution of every such power as though no such law had been enacted.

7.     Security Interest. The obligations due under this Security are secured by a Security Agreement (the “Security Agreement”) dated as of the date hereof and executed by the Company for the benefit of Holder. Additional rights of Holder are set forth in the Security Agreement.

8.     [Intentionally omitted.]

9.     Reversal of Payments. To the extent the Company makes a payment or payments to the Holder or the Holder received any payment pursuant to this Security or any other Transaction Document which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the obligations and amounts owing hereunder or under the other Transaction Documents or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Holder.

10.     Injunctive Relief. The Company recognizes that, in the event the Company fails to perform, observe or discharge any of its obligations or liabilities under this Security or any other Transaction Document, any remedy of law may prove to be inadequate relief to the Holder.

Therefore, the Company agrees that the Holder, at the Holder’s option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

11.     Definitions. Unless otherwise defined in this Security, the following capitalized terms shall have the following respective meanings when used herein:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, including, and without limitation, any investment manager of any Person, any person managed or advised by another Person, each investment advisor, investment manager, or general partner of any Purchaser, each of the investment funds and accounts advised or managed by any of the foregoing and each of their respective controlled portfolio companies, members or general partners. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, it being understood and agreed that an investment manager, investment advisor or general partner shall be deemed to have control over each of the investment funds and accounts advised or managed by it; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

“Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, consultant, advisor, director or other service provider for services provided to the Company.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.

“Breach of Related Party Contract” means any of the following: (a) an intentional breach by the Company (or its subsidiaries) of any material representation, warranty, covenant, agreement, condition or obligation in or relating to any agreement with a Purchaser or any subsidiaries or Affiliates of a Purchaser with respect to (i) payments due to the Purchaser or any Affiliate of Purchaser by the Company (or its subsidiaries), or (ii) exclusivity or exclusive use; or (b) a material breach by the Company (or its subsidiaries) of any representation, warranty, covenant, agreement, condition or obligation in or relating to any agreement with a Purchaser or any subsidiaries or Affiliates of a Purchaser with respect to intellectual property (including, for example, infringement, non-permitted use or non-permitted disclosure of intellectual property).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the City of New York or San Francisco, California are authorized or obligated by law or executive order to close or be closed.

“Change of Control” means any Fundamental Change other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, merger, recapitalization or reclassification continue after such reorganization, merger, recapitalization or reclassification hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the same voting power of the surviving entity (or entities with the authority or voting power to elect all of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, merger, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

“Change of Control Redemption Price” means the greater of: (i) an amount of cash equal to the outstanding principal amount of this Security, plus all accrued and unpaid interest, in each case that has not otherwise been converted into equity securities pursuant to Section 3, and (ii) such shares of stock, securities, cash, assets or any other property or consideration whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Change of Control (or the record, eligibility or other determination date for the event resulting in such Change of Control), had this Security (plus all accrued and unpaid interest) been converted in full immediately prior to such Change of Control (or the record, eligibility or other determination date for the event resulting in such Fundamental Change) without regard to any limitations on conversion of this Security; provided that the Holder may in its sole discretion elect to receive the consideration set forth above in clause (i) or (ii) (regardless which is greater) by providing written notice to the Company prior to the closing of such Change of Control.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities and Exchange Act of 1934, as amended, or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” means the Common Stock of the Company, including any other class of securities into which the common stock of the Company may hereafter be reclassified or changed.

“Conversion Date” means the date on which the Holder delivered a Conversion Notice to the Company.

“Conversion Price” means $2.65 per share of Common Stock, such amount being subject to adjustment in all respects as provided in Section 3 of this Note.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Defaulted Payment” has the meaning set forth in Section 6(a) hereof.

“Eligible Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Excluded Securities” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan not to exceed a maximum of an aggregate of 700,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) per calendar year relating to or arising from grants of options or stock under all Approved Stock Plans; (ii) pursuant to the terms of the Securities; provided that the terms of such Securities are not amended, modified or changed on or after the Subscription Date; (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; (iv) to suppliers or third party service providers in connection with the provisions of goods or services pursuant to transaction approved by the Board of Directors; and (v) to the venture capital arm of any one (but not more than one) customer of the Company as may be approved by the Board of Directors of the Company (provided, that such entity is in the regular business of making venture capital investments); provided, however that any shares of Common Stock issued or issuable pursuant to clause (iv) above shall not be considered "Excluded Securities" if and to the extent such Common Stock issued or issuable upon such event is in excess of 200,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) when aggregated with any other shares of Common Stock that have been issued or will be issuable in connection with any event described in clause (iv) above, in each case as may be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

“Fundamental Change” shall mean the occurrence of any of the following events (whether in a single or series of related transactions): (i) any Subject Entity is at any time or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of at least either (a) 35% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) 35% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Security calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company; (ii) any reorganization, merger (whether or not the Company is the surviving entity), statutory share exchange or consolidation of the Company; (iii) a sale, lease, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities; (iv) a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 35% of the outstanding shares of Common Stock, (2) 35% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 35% of the outstanding shares of Common Stock; (v) the consummation of a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 35% of the outstanding shares of Common Stock, (2) at least 35% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 35% of the outstanding shares of Common Stock; (vi) the reorganization, recapitalization or reclassification of its Common Stock; (vii) the approval by the Board of Directors or shareholders of the Company of a plan of complete liquidation, winding up or dissolution of the Company; (viii) the issuance or deemed issuance (as determined in accordance with Section 3(b)(1) hereof) on one or more occasions by the Company after the Issue Date of Common Stock (or Options or Convertible Securities convertible or exchangeable into Common Stock) in an amount (on an as-converted or exercised basis, if applicable) equal to or in excess of 35% in the aggregate of the number of shares of Common Stock outstanding on the Issue Date; (ix) the Common Stock fails to continue to be listed on or approved for trading on any Eligible Market; (x) any Subject Entity (1) at any time has or acquires the power or ability to elect a majority of the members of the Board of Directors, or (2) would receive a majority of the consideration in the event that the Company is then sold (by tender offer, merger, share exchange, asset purchase or otherwise) for its then current market value based upon the Weighted Average Price(s) of the Company’s outstanding capital stock on such Trading Day (pursuant to such market value and the Company’s constituent documents); or (xi) the occurrence of a fundamental transaction, change of control or comparable event under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument of the Company in existence on the Issue Date or thereafter or the acceleration or redemption of any such agreement, security or instrument in existence on the Issue Date or thereafter; provided that it shall not be a Fundamental Change with respect to the above clauses if QVT Fund V LP or its affiliated funds are the acquirer of such shares or assets (and QVT Fund V LP and its affiliated funds shares shall not be counted as part of a Subject Entity which exceeds the above thresholds).

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Maturity Date” has the meaning set forth in Section 2 hereof.

“Holder” has the meaning set forth in Section 2 hereof.

“Issue Date” has the meaning set forth in Section 2 hereof.

“Note Register” means the register or other ledger maintained by the Company that records the record owners of the Securities.

“Other Security” means the 5.0% Notes, as amended or supplemented from time to time, issued under the Purchase Agreement.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Change.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

"pro rata" shall mean, for purposes of this Security, when calculating a holder’s portion of any payment, that payment (expressed as a percentage) equal to a fraction (i) the numerator of which is the then outstanding principal amount of such holder’s Security and (ii) the denominator of which is the then aggregate outstanding principal amount of all Securities issued under the Purchase Agreement.

“Purchase Agreement” means the Convertible Note Purchase and Credit Facility Agreement, dated as of April 10, 2015 by and among the Company and the initial holder of the Securities.

“Securities” means, collectively, this 9.0% Convertible Secured Note due April 10, 2017, as amended or supplemented from time to time, the other 9.0% Notes (as defined in the Purchase Agreement), as amended or supplemented from time to time, issued under the Purchase Agreement and the 5.0% Notes (as defined in the Purchase Agreement), as amended or supplemented from time to time, issued under the Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

“Subscription Date” means April 10, 2015.

“Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Change or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Change shall have been entered into.

“Trading Day” means:

(1)     if the applicable security is listed on the Nasdaq Stock Market, a day on which the Nasdaq Stock Market is open for business;

(2)     if that security is not listed on the Nasdaq Stock Market, a day on which the Common Stock may be traded on the principal securities exchange or securities market in which the Common Stock is then traded;

provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time)

“Transaction Documents” shall have the meaning ascribed to such term in the Purchase Agreement.

“Weighted Average Price” means, for any security as of any date, the dollar volume-Weighted Average Price for such security on the applicable Eligible Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as such Eligible Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such Eligible Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-Weighted Average Price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-Weighted Average Price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

12.     Miscellaneous.

(a)     In any suit, action or proceeding for the collection of this Security or to enforce any of Holder’s rights hereunder, the prevailing party may recover all reasonable costs and expenses in connection with the suit, action or proceeding, including reasonable attorneys’ fees and disbursements, paid or incurred by such party, together with any and all other amounts provided by law.

(b)     The rights and remedies provided to Holder in this Security (a) are not exclusive and are in addition to any other rights and remedies Holder may have at law or in equity, (b) shall be cumulative and may be exercised concurrent manner, and (c) may be exercised as often as occasion therefor shall arise. The failure to exercise or delay in exercising any such right or remedy shall not be construed as a waiver or release thereof.

 (c)           (1)     The Company waives presentment, demand, protest and notice of default, dishonor and of any renewal or extension of this Security and consents to any such renewal or extension.

(2)     All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid hereunder.

(3)     If any provision hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Security shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(4)     The Company hereby irrevocably submits, to the fullest extent it may effectively do so under applicable law, to the exclusive jurisdiction of any State or Federal Court in sitting in The City of New York, Borough of Manhattan, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Security.

(d)     No provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as herein provided.

(e)     The Company will give prompt written notice to the Holder of this Security of any change in the location of the Company’s chief executive office (or such other office within the United States as shall be designated by the Company to the holder hereof) (the “Designated Office”). Any notice to the Company or to the holder of this Security shall be given in the manner set forth in the Purchase Agreement; provided that the Holder of this Security, if not a party to such Purchase Agreement, may specify alternative notice instructions to the Company.

(f)    (1)   The transfer of this Security is registrable on the Note Register upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Securities are issuable only in registered form without coupons in denominations of $10,000 and any integral multiple thereof. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith only if shares are issued in the name other than in the name of the Holder. Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(2)     Upon presentation of this Security for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form reasonably approved by the Company executed by the Holder, in person or by the Holder’s attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Security shall be transferred on the Note Register, and a new Security of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of Securities shall be subject to such additional restrictions as are set forth in the legends on the Securities. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register.

(3)     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Security, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company and upon surrender and cancellation of this Security, if mutilated, the Company will deliver a new Security of like tenor and dated as of such cancellation, in lieu of such Security.

(4)     Neither this Security nor any term hereof may be amended or waived orally or in writing, except that any term of this Security may be amended and the observance of any term of this Security may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to this Security, upon the written approval of the Company and the Holder.

(g)     All covenants and agreements of the Company set forth in this Security shall be binding on the successors and assigns of the Company whether so expressed or not; provided that the Company shall not assign any of its obligations or rights hereunder without the written consent of Holder. Notwithstanding anything to the contrary herein, the Holder may transfer this Note and assign any and all of its rights and obligations hereunder provided that Holder complies with applicable securities laws.

(h)     If any provision of this Note is held to be unenforceable under applicable law, such provision will be excluded from this Note and the balance of this Note will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)     Upon the request of the Holder, the Company will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Note.

(j)     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated: April 10, 2015

AEHR TEST SYSTEMS

By:

Name:

Title:

EXHIBIT A

CONVERSION NOTICE

The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of $10,000) below designated, into Common Stock in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Security representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

[Holder]

By:

Name:

Title:

If shares are to be registered in the name of a Person other than the holder, please print such Person’s name and address:

Name

Address

Social Security or other Taxpayer Identification Number, if any

If only a portion of the Securities is to be converted, please indicate:

1.	Principal amount to be converted: $______________

2.	Principal amount and denomination of Security representing unconverted principal amount to be issued:

Amount: $_________

Denominations: $_________ (any integral multiple of $10,000)

Exhibit B

Form of 5.0% Secured Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS SECURITY SHOULD CAREFULLY REVIEW THE TERMS OF THIS SECURITY. THE PRINCIPAL AMOUNT REPRESENTED BY THIS SECURITY MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(e) OF THIS SECURITY.

AEHR TEST SYSTEMS

5.0% SECURED REVOLVING CREDIT NOTE

No.	U.S. $_______

1.	Securities.

This Security is a duly authorized 5.0% Secured Revolving Credit Note (this “Security” or this “Note”) of Aehr Test Systems, a California corporation (including any successor corporation, the “Company”). Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 11 hereof or, to the extent not defined therein, in the Purchase Agreement (as defined below). This Security is being issued pursuant to, and in accordance with, the terms of the Purchase Agreement and this Security shall be subject to and governed by the representations, warranties, covenants and other terms and conditions set forth in the Purchase Agreement and the other Transaction Documents.

2.	Principal and Interest.

(a)     The Company for value received, hereby promises to pay to ___________ a [_____] limited partnership, or its successors and registered assigns (the “Holder”), the principal sum of ________________ U.S. Dollars ($_______) or so much thereof as remains outstanding, plus all accrued but unpaid interest on or prior to the Maturity Date; provided that the Company’s issuance of the Exchanged Note in accordance with Section 4 hereof shall constitute payment for purposes of this Section 2(a). For the purposes hereof, "Maturity Date" means the earlier of (a) the 90-day anniversary of the Issue Date and (b) April 10, 2017.

(b)     The Company for value received hereby promises to pay interest on the unpaid principal and interest under this Note. This Security shall bear interest at the rate equal to 5.0% per annum (the “Interest Rate”). Interest shall accrue from the date hereof (the "Issue Date") through the earlier of (a) the date on which the outstanding principal, accrued but unpaid interest plus all other amounts of this Note are paid in full (such amount, the “Full Repayment Amount”) and (b) the date on which this Note is exchanged for the Exchanged Note in accordance with Section 4 of this Note.

(c)     Interest on this Security shall be computed on the basis of the actual number of days elapsed and a year of 365 days and compounded quarterly.

(d)     Payment of the principal of and accrued interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of principal (and premium, if any), interest and all other amounts payable with respect to the Securities (i) shall be made by check mailed to a Holder that holds an aggregate principal amount of securities of $100,000 or less or (ii) shall be made by wire transfer in immediately available funds to a Holder that holds an aggregate principal amount of Securities in excess of $100,000; provided that if the Holder entitled thereto shall not have furnished wire instructions in writing to the Company on or prior to the third Business Day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the Holder entitled thereto as such address shall appear in the Note Register.

(e)     The Company may prepay the outstanding principal balance of this Note, in whole or in part, at any time prior to the Maturity Date without any prepayment premium or penalty, after first paying all accrued but unpaid interest and all other amounts (other than principal) owed hereunder.

(f)     No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via email or facsimile and overnight courier to the Holder (a “Change of Control Notice”). In the event of a Change of Control, the Company (or, if the Company is not the surviving entity, then the surviving entity and the Company’s acquirer) shall pay the Holder the Full Repayment Amount prior to or upon the closing or occurrence of the Change of Control. Payment of the Full Repayment Amount to the Holder shall be a condition to the closing or consummation of any Change of Control, and the Company agrees not to consummate any Change of Control (or permit any Change of Control to be consummated) unless the Full Repayment Amount is paid prior to or at the closing or occurrence of the Change of Control.

3.	[Intentionally omitted.]

4.     Exchange of Notes. Upon the occurrence of the Maturity Date, this Note (a) shall be promptly exchanged for a new note in substantially the same form and with the same terms and conditions, including, without limitation, Conversion Price (with the Conversion Price computed under the Exchanged Note (as defined below) as if the Exchanged Note had been issued on April 10, 2015), as the Other Security, in an original principal amount equal to the Full Repayment Amount (the “Exchanged Note”) and for which the issuance date shall be the Maturity Date of this Note, and (b) shall be deemed to be automatically exchanged for such Exchanged Note on the Maturity Date, and such Exchanged Note shall be deemed to be outstanding on the Maturity Date, regardless of whether a physical exchange of notes has occurred. The Company shall take, or cause to be taken, all necessary steps to promptly exchange this Note for a newly issued Exchanged Note (and the Company shall take such other actions, at its expense (such as issuing the Exchanged Note in exchange for this Note) as the Holder may request to further effectuate the foregoing). Contemporaneously with, or, at the latest, no more than five (5) Business Days after, the receipt by Holder of the Exchanged Note, Holder shall return this Note to the Company for cancellation. In the event that the Company makes or declares any Distributions (as defined

2

in the Other Security) or grants, issues or sells any Purchase Rights (as defined in the Other Security) on the Maturity Date of this Note, then such Distributions or Purchase Rights, as applicable, shall be deemed to have occurred after the issuance of the Exchanged Note (and the Holder shall be entitled to such Distribution or Purchase Rights as set forth in the Exchanged Note). In the event that the Maturity Date is April 10, 2017, the Company shall be required to pay Holder the Full Repayment Amount on or prior to such date; provided, that if the Full Repayment Amount is not paid to Holder on or prior to April 10, 2017, such failure to pay shall constitute an Event of Default hereunder and the Company shall be required to issue (and be automatically deemed to issue) and deliver to Holder an Exchanged Note in accordance with this Section 4, dated as of April 10, 2017, with a principal amount equal to the Full Repayment Amount (and for purposes of clarity shall bear interest at the default rate under the Exchanged Note).

5.     Covenants. The Company shall comply with the representations, warranties, covenants, conditions, agreements and other terms set forth in the Purchase Agreement, the Security Agreement and the other Transaction Documents. In addition, the Company shall not consummate or attempt to consummate any Fundamental Change unless it constitutes a Change of Control.

6.     Events of Default.

(a)     Subject to the further provisions of this Section 6, “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)     the Company defaults in the payment of the principal or accrued interest or any other amounts when and as due (a “Defaulted Payment”) on any of the Securities or under any Transaction Document when the same becomes due and payable whether at the Maturity Date, upon declaration, when due for purchase, by the Company or otherwise; provided that if the Defaulted Payment represents solely accrued interest or other amounts (excluding principal) and such default is reasonably curable within five (5) Business Days, the Company may cure such default in full during the five (5) Business Days after such default (and, if not reasonably curable within five (5) Business Days, then immediately upon such default); provided, for purposes of clarity, there shall be no cure period for a default relating to the payment of principal; provided, further that the exchange of any 5.0% Note for any Exchanged Note in accordance with Section 4 of such 5.0% Note shall constitute payment in full of the Full Repayment Amount with respect to such 5.0% Note and any failure to pay such Full Repayment Amount upon the occurrence of the Maturity Date (other than a Maturity Date occurring on April 10, 2017) shall not constitute an Event of Default if the Company has otherwise complied with the requirements of Section 4 of the applicable 5.0% Note.

(2)     the Company breaches any representation, warranty or condition or fails to perform or observe any other term, covenant or agreement contained in this Security, the Purchase Agreement or in any other Transaction Document and such default, if reasonably curable within five (5) Business Days, continues for a period of at least five (5) Business Days in the aggregate (if not reasonably curable within five (5) Business Days, then immediately upon such breach or failure);

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(3)     the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any of its subsidiaries in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, liquidation or composition of or in respect of the Company any of its subsidiaries, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company any of its subsidiaries or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days;

(4)     the commencement by the Company or any of its subsidiaries, of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its subsidiaries, to the entry of a decree or order for relief in respect of the Company or any of its subsidiaries in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its subsidiaries, or the filing by the Company or any of its subsidiaries of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company or any of its subsidiaries to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its subsidiaries or of any substantial part of their property, or the making by the Company or any of its subsidiaries of an assignment for the benefit of creditors, or the admission by the Company or any of its subsidiaries in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its subsidiaries expressly in furtherance of any such action;

(5)     the Company’s failure for any reason after the date that is six (6) months immediately following the Issue Date to satisfy the current public information requirement under Rule 144(c) under the Securities Act;

(6)     (A) the suspension of the Common Stock from trading for a period of three (3) consecutive Trading Days or for more than an aggregate of fifteen (15) Trading Days in any 365-day period except if trading on the applicable Eligible Market on which the Common Stock is then listed is suspended as a whole or (B) the failure of the Common Stock to be listed on an Eligible Market;

(7)     any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined in the Purchase Agreement) of the Company or any of its subsidiaries other than with respect to any other Securities;

(8)     a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a

4

credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(9)     any breach or failure in any respect to comply with any provision of Section 5 of the Purchase Agreement and such default, if reasonably curable within five (5) Business Days, continues for a period of at least five (5) Business Days in the aggregate (if not reasonably curable within five (5) Business Days, then immediately upon such breach or failure);

(10)     the Company shall fail to perform or comply with any covenant or agreement contained in any Security Agreement (as defined in Section 7) to which it is a party and such default, if reasonably curable within five (5) Business Days, continues for a period of at least five (5) Business Days in the aggregate (if not reasonably curable within five (5) Business Days, then immediately upon such breach or failure);

(11)     any material provision of the Security Agreement (as determined by the Secured Party (as defined in the Security Agreement)) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny in writing that it has any liability or obligation purported to be created under the Security Agreement;

(12)     the Security Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in the Security Agreement) in favor of the Purchasers (as defined in the Purchase Agreement) for the benefit of the holders of the Securities on any Collateral (as defined in the Security Agreement) purported to be covered thereby;

(13)     (A) any material damage to, or loss, theft or destruction of, any Collateral or a material amount of property of the Company, whether or not insured; or (B) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement);

(14)     any Breach of a Related Party Contract; or

(15)     any Event of Default (as defined in the Other Security) occurs with respect to any Other Security.

(b)     The Company shall provide immediate written notice to Holder (and in all events within three (3) days) of all Events of Default.

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(c)     If an Event of Default occurs and is continuing, the Holder may (a) pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or interest due and payable on this Security or to enforce the performance of any provision of this Security or (b) elect to exchange this Note for an Exchanged Note in accordance with the procedures set forth in Section 4 (and for purposes of clarity shall bear interest at the default rate under the Exchanged Note) and, for purposes of this Section 6(c) and Section 4, to have an issuance date for the Exchanged Note on the first date that the Event of Default occurred.

(d)     Notwithstanding any other provision in this Security, the Holder of this Security shall have the right, which is absolute and unconditional, to receive payment of the Full Repayment Amount upon a Change of Control in accordance with Section 2(f) of this Note and may bring suit for the enforcement of any such payment on or after such respective dates and such rights shall not be impaired or affected adversely without the prior written consent of the Holder.

(e)     If the Holder of this Security has instituted any proceeding to enforce any right or remedy under this Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

(f)     Except as otherwise provided herein, no right or remedy conferred in this Security upon the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(g)     No course of dealing between Holder and the Company or any delay or omission of the Holder of this Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Section 6 or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

(h)     The Company covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Security; and the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder hereof, but will suffer and permit the execution of every such power as though no such law had been enacted.

7.     Security Interest. The obligations due under this Security are secured by a Security Agreement (the “Security Agreement”) dated as April 10, 2015 and executed by the Company for the benefit of Holder. Additional rights of Holder are set forth in the Security Agreement.

8.     [Intentionally omitted.]

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9.     Reversal of Payments. To the extent the Company makes a payment or payments to the Holder or the Holder received any payment pursuant to this Security or any other Transaction Document which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the obligations and amounts owing hereunder or under the other Transaction Documents or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Holder.

10.     Injunctive Relief. The Company recognizes that, in the event the Company fails to perform, observe or discharge any of its obligations or liabilities under this Security or any other Transaction Document, any remedy of law may prove to be inadequate relief to the Holder. Therefore, the Company agrees that the Holder, at the Holder’s option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

11.     Definitions. Unless otherwise defined in this Security, the following capitalized terms shall have the following respective meanings when used herein:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, including, and without limitation, any investment manager of any Person, any person managed or advised by another Person, each investment advisor, investment manager, or general partner of any Purchaser, each of the investment funds and accounts advised or managed by any of the foregoing and each of their respective controlled portfolio companies, members or general partners. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, it being understood and agreed that an investment manager, investment advisor or general partner shall be deemed to have control over each of the investment funds and accounts advised or managed by it; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.

“Breach of Related Party Contract” means any of the following: (a) an intentional breach by the Company (or its subsidiaries) of any material representation, warranty, covenant, agreement, condition or obligation in or relating to any agreement with a Purchaser or any subsidiaries or Affiliates of a Purchaser with respect to (i) payments due to the Purchaser or any Affiliate of Purchaser by the Company (or its subsidiaries), or (ii) exclusivity or exclusive use; or (b) a material breach by the Company (or its subsidiaries) of any representation, warranty, covenant, agreement, condition or obligation in or relating to any agreement with a Purchaser or any subsidiaries or Affiliates of a Purchaser with respect to intellectual property (including, for example, infringement, non-permitted use or non-permitted disclosure of intellectual property).

7

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the City of New York or San Francisco, California are authorized or obligated by law or executive order to close or be closed.

“Change of Control” means any Fundamental Change other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, merger, recapitalization or reclassification continue after such reorganization, merger, recapitalization or reclassification hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the same voting power of the surviving entity (or entities with the authority or voting power to elect all of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, merger, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

“Common Stock” means the Common Stock of the Company, including any other class of securities into which the common stock of the Company may hereafter be reclassified or changed.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Defaulted Payment” has the meaning set forth in Section 6(a) hereof.

“Eligible Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Fundamental Change” shall mean the occurrence of any of the following events (whether in a single or series of related transactions): (i) any Subject Entity is at any time or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of at least either (a) 35% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) 35% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Security calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company; (ii) any reorganization, merger (whether or not the Company is the surviving entity), statutory share exchange or consolidation of the Company; (iii) a sale, lease, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities; (iv) a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 35% of the outstanding shares of Common Stock, (2) 35% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any

8

Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 35% of the outstanding shares of Common Stock; (v) the consummation of a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 35% of the outstanding shares of Common Stock, (2) at least 35% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 35% of the outstanding shares of Common Stock; (vi) the reorganization, recapitalization or reclassification of its Common Stock; (vii) the approval by the Board of Directors or shareholders of the Company of a plan of complete liquidation, winding up or dissolution of the Company; (viii) the issuance or deemed issuance on one or more occasions by the Company after the Issue Date of Common Stock (or Options or Convertible Securities convertible or exchangeable into Common Stock) in an amount (on an as-converted or exercised basis, if applicable) equal to or in excess of 35% in the aggregate of the number of shares of Common Stock outstanding on the Issue Date; (ix) the Common Stock fails to continue to be listed on or approved for trading on any Eligible Market; (x) any Subject Entity (1) at any time has or acquires the power or ability to elect a majority of the members of the Board of Directors, or (2) would receive a majority of the consideration in the event that the Company is then sold (by tender offer, merger, share exchange, asset purchase or otherwise) for its then current market value based upon the Weighted Average Price(s) of the Company’s outstanding capital stock on such Trading Day (pursuant to such market value and the Company’s constituent documents); or (xi) the occurrence of a fundamental transaction, change of control or comparable event under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Common Stock) or other instrument of the Company in existence on the Issue Date or thereafter or the acceleration or redemption of any such agreement, security or instrument in existence on the Issue Date or thereafter; provided that it shall not be a Fundamental Change with respect to the above clauses if QVT Fund V LP or its affiliated funds are the acquirer of such shares or assets (and QVT Fund V LP and its affiliated funds shares shall not be counted as part of a Subject Entity which exceeds the above thresholds).

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Holder” has the meaning set forth in Section 2 hereof.

“Issue Date” has the meaning set forth in Section 2 hereof.

“Maturity Date” has the meaning set forth in Section 2 hereof.

“Note Register” means the register or other ledger maintained by the Company that records the record owners of the Securities.

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“Other Security” means the 9.0% Notes, as amended or supplemented from time to time, issued under the Purchase Agreement.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or Parent Entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Change.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

"pro rata" shall mean, for purposes of this Security, when calculating a holder’s portion of any payment, that payment (expressed as a percentage) equal to a fraction (i) the numerator of which is the then outstanding principal amount of such holder’s Security and (ii) the denominator of which is the then aggregate outstanding principal amount of all Securities issued under the Purchase Agreement.

“Purchase Agreement” means the Convertible Note Purchase and Credit Facility Agreement, dated as of April 10, 2015 by and among the Company and the initial Purchasers party thereto.

“Securities” means, collectively, this 5.0% Secured Note, as amended or supplemented from time to time, the other 5.0% Notes (as defined in the Purchase Agreement), as amended or supplemented from time to time, issued under the Purchase Agreement and the 9.0% Notes (as defined in the Purchase Agreement), as amended or supplemented from time to time, issued under the Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

“Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Change or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Change shall have been entered into.

“Trading Day” means:

(3)     if the applicable security is listed on the Nasdaq Stock Market, a day on which the Nasdaq Stock Market is open for business;

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(4)     if that security is not listed on the Nasdaq Stock Market, a day on which the Common Stock may be traded on the principal securities exchange or securities market in which the Common Stock is then traded;

provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time)

“Transaction Documents” shall have the meaning ascribed to such term in the Purchase Agreement.

“Weighted Average Price” means, for any security as of any date, the dollar volume-Weighted Average Price for such security on the applicable Eligible Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as such Eligible Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such Eligible Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-Weighted Average Price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-Weighted Average Price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

12.     Miscellaneous.

(a)     In any suit, action or proceeding for the collection of this Security or to enforce any of Holder’s rights hereunder, the prevailing party may recover all reasonable costs and expenses in connection with the suit, action or proceeding, including reasonable attorneys’ fees and disbursements, paid or incurred by such party, together with any and all other amounts provided by law.

(b)     The rights and remedies provided to Holder in this Security (a) are not exclusive and are in addition to any other rights and remedies Holder may have at law or in equity, (b) shall be cumulative and may be exercised concurrent manner, and (c) may be exercised as often as occasion therefor shall arise. The failure to exercise or delay in exercising any such right or remedy shall not be construed as a waiver or release thereof.

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(c)           (1)   The Company waives presentment, demand, protest and notice of default, dishonor and of any renewal or extension of this Security and consents to any such renewal or extension.

(2)     All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid hereunder.

(3)     If any provision hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Security shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(4)     The Company hereby irrevocably submits, to the fullest extent it may effectively do so under applicable law, to the exclusive jurisdiction of any State or Federal Court in sitting in The City of New York, Borough of Manhattan, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Security.

(d)     No provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as herein provided.

(e)     The Company will give prompt written notice to the Holder of this Security of any change in the location of the Company’s chief executive office (or such other office within the United States as shall be designated by the Company to the holder hereof) (the “Designated Office”). Any notice to the Company or to the holder of this Security shall be given in the manner set forth in the Purchase Agreement; provided that the Holder of this Security, if not a party to such Purchase Agreement, may specify alternative notice instructions to the Company.

(f)           (1)    The transfer of this Security is registrable on the Note Register upon surrender of this Security for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such Securities are issuable only in registered form without coupons in denominations of $10,000 and any integral multiple thereof. No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith only if shares are issued in the name other than in the name of the Holder. Prior to due presentation of this Security for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Security is registered as the owner thereof for all purposes, whether or not this Security be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(2)     Upon presentation of this Security for registration of transfer at the Designated Office accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form reasonably approved by the Company executed by the Holder, in person or by the Holder’s attorney

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thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Security shall be transferred on the Note Register, and a new Security of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and c/o the contact person so indicated. Transfers and exchanges of Securities shall be subject to such additional restrictions as are set forth in the legends on the Securities. Successive registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register.

(3)     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Security, and in the case of loss, theft or destruction, receipt of indemnity reasonably satisfactory to the Company and upon surrender and cancellation of this Security, if mutilated, the Company will deliver a new Security of like tenor and dated as of such cancellation, in lieu of such Security.

(4)     Neither this Security nor any term hereof may be amended or waived orally or in writing, except that any term of this Security may be amended and the observance of any term of this Security may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to this Security, upon the written approval of the Company and the Holder.

(g)     All covenants and agreements of the Company set forth in this Security shall be binding on the successors and assigns of the Company whether so expressed or not; provided that the Company shall not assign any of its obligations or rights hereunder without the written consent of Holder. Notwithstanding anything to the contrary herein, the Holder may transfer this Note and assign any and all of its rights and obligations hereunder provided that Holder complies with applicable securities laws.

(h)     If any provision of this Note is held to be unenforceable under applicable law, such provision will be excluded from this Note and the balance of this Note will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)     Upon the request of the Holder, the Company will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Note.

(j)     THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated: _____ __, 201_

AEHR TEST SYSTEMS

By:

Name:

Title:

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Exhibit C

Security Agreement

Execution Version

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of April 10, 2015, is executed by Aehr Test Systems, a California corporation (together with its successors and assigns, “Company”), in favor of QVT Fund LP and Quintessence Fund L.P. (collectively, and together with their respective successors and assigns, the “Secured Party”).

RECITALS

A.     Company and Secured Party have entered into a Convertible Note Purchase and Credit Facility Agreement, dated as of the date hereof (as it may be amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”), pursuant to which Secured Party may extend credit to the Company to be evidenced by one or more promissory notes issued by the Company to Secured Party (as may be amended, modified or otherwise supplemented from time to time, each a “Note” and collectively, the “Notes”).

B.     In order to induce Secured Party to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant to Secured Party, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Secured Party as follows:

1.     Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), Licenses, trade secrets, trade secret rights, domain names, confidential or proprietary technical and business information, know-how, methods, operating manuals, source code, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations, applications for registration and franchises, and all additions, improvements and accessions to, all amendments, renewals and extensions of, claims for damages by way of past, present or future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of rights described above, and books and records describing or used in connection with, any of the foregoing.

“IP Security Agreement” means, one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, in the form attached as Exhibit A to this Security Agreement, delivered by the Secured Party in favor of the Company.

"Licenses" means, with respect to any Person (the "Specified Party"), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to Company pursuant to end-user licenses) and (B) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Party's rights under this Security Agreement, the Notes and/or the Purchase Agreement.

“Lien” shall mean, with respect to any property, any security interest, mortgage, deed, pledge, lien (statutory or otherwise), claim, charge or other encumbrance, including, without limitation, any capitalized lease and any assignment, deposit arrangement or financing lease indended as, or having the effect of, security.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes, the Purchase Agreement, this Security Agreement and the other Transaction Documents, including, without limitation, the principal amount of all debts, claims, and indebtedness, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable in whole or in part as a claim in any such proceeding.

“Perfection Certificate” means a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a responsible officer of the Company.

“Restricted License” is any material license or other agreement with respect to which the Company is the licensee (a) that prohibits or otherwise restricts the Company from granting a security interest in the Company’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Secured Party’s right to sell any Collateral.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided, however, to the extent the law of any other state or other jurisdiction applies to the attachment, perfection, priority or enforcement of any Lien granted to Secured Party in any of the Collateral, “UCC” means the Uniform Commercial Code as in effect in such other state or jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or enforcement of a Lien in such Collateral.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes or the Purchase Agreement. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.     Grant of Security Interest. As security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Company hereby pledges to Secured Party and grants to Secured Party a security interest of first priority in all right, title and interests of Company in and to all personal property and Fixtures of the Company, wherever located and whether now or hereafter existing and whether now or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the property described in Attachment 1 hereto (collectively, the “Collateral”).

3.     General Representations and Warranties. Company represents and warrants to Secured Party that:

(a)     Company is the record and beneficial owner of, has rights in, and the power to transfer, each item of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens (as defined in the Purchase Agreement);

(b)     this Security Agreement creates a legal, valid and enforceable security interest in favor of Secured Party in the Collateral, as security for the Obligations, and upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens;

(c)     all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act;

(d)     all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same;

(e)     the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the address of the Company set forth in Section 8 of this Security Agreement;

(f)     as of the date hereof, the Perfection Certificate sets forth (i) the exact legal name of Company and each of its Subsidiaries, (ii) the state or jurisdiction of organization of Company and each of its Subsidiaries, (iii) the type of organization of Company and each of its

Subsidiaries, and (iv) the organizational identification number of Company and each of its Subsidiaries or states that no such organizational identification number exists;

(g)     as of the date hereof, (i) the Perfection Certificate provides a complete and correct list of all registered and applications for registration of all Intellectual Property the Company owns, and (ii) Company owns, or holds licenses in, or otherwise possesses legally enforceable rights in, all Intellectual Property that is reasonably necessary to the operation of its business as currently conducted;

(h)     except for those claims which Company or its applicable Subsidiary is diligently pursuing the remedy thereof, no claims with respect to any material Intellectual Property rights of Company or any of its Subsidiaries are pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or, to the knowledge of Company, any other Person, (i) alleging that the manufacture, sale, licensing or use of any Intellectual Property as now manufactured, sold, licensed or used by Company or any of its Subsidiaries or any third party infringes on any intellectual property rights of any third party, (ii) against the use by Company or any of its Subsidiaries or any third party of any technology, know-how or computer software used in Company's or any of its Subsidiaries' business as currently conducted or (iii) challenging the ownership by Company or any of its Subsidiaries, or the validity or effectiveness, of any such Intellectual Property;

(i)     to the knowledge of Company, (i) neither Company nor any of its Subsidiaries has infringed on any intellectual property rights of any third party and (ii) none of the Intellectual Property rights of Company or any of its Subsidiaries infringes on any intellectual property rights of any third party;

(j)     all registered copyrights, registered trademarks, and issued patents that are owned by Company and its Subsidiaries and material to or necessary for the conduct of its business (i) are subsisting, (ii) are valid and enforceable and (iii) have at all times been in compliance with all laws, rules, regulations, and orders of any Governmental Authority applicable thereto;

(k)     set forth in the Perfection Certificate is a complete and accurate list, as of the date of this Security Agreement, of each Deposit Account, Securities Account and Commodity Account of the Company, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account;

(l)      as of the date hereof, Company does not own any real property;

(m)      no permit, notice to or filing with any governmental authority or any other Person or any consent from any Person is required for the exercise by the Secured Party of its rights (including voting rights) provided for in this Security Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Security Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral;

(n)     there is no pending or, to the best knowledge of Company, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or any arbitrator, that may adversely affect the grant by Company, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by Company of any of its rights or remedies hereunder; and

(o)     in connection with this Security Agreement, the Company has delivered to the Secured Party a completed Perfection Certificate signed by the Company. The Company represents and warrants to the Secured Party that the information set forth on the Perfection Certificate pertaining to the Company and each of its Subsidiaries is accurate and complete (it being understood and agreed that the Company may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Security Agreement, including Section 4(m) below).

4.     Covenants Relating to Collateral. Company hereby agrees:

(a)     to perform all acts that may be necessary to insure, maintain, preserve, protect, perfect and defend the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien, except for Permitted Liens;

(b)     not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, (ii) in violation of any policy of insurance covering the Collateral, or (iii) in violation of any provision of this Security Agreement, the Notes or the Purchase Agreement;

(c)     to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral;

(d)     without 30 days' prior written notice to Secured Party, (i) not to change Company's name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company's records relating to accounts receivable and payment intangibles are kept, and (ii) not to change Company’s state of incorporation;

(e)     to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of Secured Party all originals of Collateral consisting of instruments;

(f)     (i) within 60 days after the date of this Security Agreement, to cause each bank and other financial institution with an account held by Company and referred to in the Perfection Certificate to execute and deliver to Secured Party (or its designee) a control agreement, in form and substance satisfactory to Secured Party, duly executed by Company and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to Secured Party, pursuant to which such institution shall irrevocably agree, among other things, that (A) it will comply at any time with the instructions originated by Secured Party (or its designee) to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of Company, which instructions Secured Party (or its designee) will not give to such bank or other financial institution in the absence of a continuing Event of Default, and (B) upon receipt of written notice from Secured Party during the continuance of an Event of Default, such bank or financial institution shall immediately send to Secured Party (or its designee) by wire transfer (to such account as Secured Party (or its designee) shall specify, or in such other manner as Secured Party (or its designee) shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it, and (ii) without ten days’ prior written notice to Secured Party, Company shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in the Perfection Certificate;

(g)     Provide the Secured Party prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of the Company in or to any copyright, patent or trademark not shown in an IP Security Agreement, and (iii) the Company’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

(h)     if the Company (i) obtains any patent, registered trademark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark, then the Company shall promptly provide written notice thereof to the Secured Party and shall execute such intellectual property security agreements and other documents and take such other actions as the Secured Party shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of the Secured Party in such property. If the Company decides to register any copyrights or mask works in the United States Copyright Office, the Company shall: (x) provide the Secured Party with at least fifteen (15) days prior written notice of the Company’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as the Secured Party may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of the Secured Party in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. The Company shall promptly provide to the Secured Party copies of all applications that it files for patents or for the registration of trademarks, copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for the Secured Party to perfect and maintain a first priority perfected security interest in such property;

(i)     (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise the Secured Party in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to the Company’s business to be abandoned, forfeited or dedicated to the public without the Secured Party’s written consent;

(j)     Provide written notice to the Secured Party within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). The Company shall take such steps as the Secured Party reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for the Secured Party to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) the Secured Party to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Secured Party’s rights and remedies under this Security Agreement and the other Transaction Documents;

(k)     to (i) keep its business and the Collateral insured against loss or damage, and (ii) maintain liability and other insurance, in each case in as ordinarily insured against by other owners in businesses similar to the Company’s. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form reasonably satisfactory to Secured Parties, showing Secured Parties as an additional loss payee, and all liability insurance policies shall show Secured Parties as an additional insured and specify that the insurer must give at least 20 days notice to Secured Parties before canceling its policy for any reason. The Company shall cause to be furnished to Secured Parties a copy of its policies or certificate of insurance including any endorsements covering Secured Parties or showing Secured Parties as an additional insured and, if requested, evidence of all premium payments. Proceeds payable under any casualty policy will, at the Company’s option, be payable to the Company to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Secured Parties has been granted a first priority security interest, provided that if an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Secured Parties’ option, be payable to Secured Parties to be applied on account of the Obligations;

(l)     to allow the Secured Parties to inspect the Collateral and audit and copy the Company’s books and records, including, but not limited to, the Company’s Accounts, upon reasonable notice to the Company. Such inspections or audits shall be at the Borrower’s expense and shall be conducted no more often than once every six (6) months unless an Event of Default has occurred and is continuing (in which case, they may be at any time as determined by the Secured Parties); and

(m)      the Company shall promptly (and in any event not later than the end of each fiscal quarter after acquiring or obtaining such Collateral) notify the Secured Party in writing upon acquiring or otherwise obtaining (i) any Intellectual Property and (ii) any other material Collateral and, in each such case upon the request of the Secured Party, promptly execute such other documents, including any intellectual property security agreement, or if applicable, deliver such Collateral and do such other acts or things deemed necessary by the Secured Party to perfect or protect the Secured Party’s security interest therein.

5.     Further Assurances. Company will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Secured Party may reasonably request in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby (including, with respect to any owned real property, mortgages and other real property deliverables reasonably requested by Secured Party in connection therewith); (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Security Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper, Instruments and Licenses and, at the request of Secured Party, all of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Chattel Paper, Instrument, License or Collateral is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper, delivering and pledging to Secured Party such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (C) executing and filing (to the extent, if any, that Company's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or desirable or that Secured Party may request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to Secured Party irrevocable proxies in respect of the pledged Investment Property, (F) furnishing to Secured Party from time to time statements further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (G) if as of the date hereof or at any time after the date hereof, Company acquires or holds any Commercial Tort Claim with a maximum potential value in excess of $100,000, promptly notifying Secured Party in a writing signed by Company setting forth a brief description of such Commercial Tort Claim and granting to Secured Party a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to Secured Party, and (H) upon the reasonable request of Secured Party, taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction. Company shall not take or fail to take any action which would in any manner impair the validity or enforceability of Secured Party's security interest in and Lien on any Collateral, and shall cause any U.S. Subsidiary of Company not in existence on the date hereof to execute and deliver to Secured Party within 30 days after the formation or acquisition thereof by Company a guarantee with respect to the Obligations and a security agreement pursuant to which such U.S. Subsidiary's obligations under such guarantee are secured by all personal property of such new U.S. Subsidiary, in each case in form and substance satisfactory to Secured Party.

6.     Authorized Action by Secured Party.

(a)     To the maximum extent permitted by applicable law, and for the purpose of taking any action that Secured Party may deem necessary or advisable to perfect its security interest in the Collateral, Company hereby authorizes Secured Party at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as "all assets" or "all personal property" (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as Secured Party may determine, regardless of whether any particular asset of Company falls within the scope of Article 9 of the UCC or whether any particular asset of Company constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether Company is an organization, the type of organization and any organizational identification number issued to Company). A photocopy or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)     Company hereby irrevocably appoints Secured Party as its attorney-in-fact and grants an irrevocable proxy (which appointment and proxy is coupled with an interest and is irrevocable until the date on which all Obligations (other than inchoate indemnity obligations) have been paid in full) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Secured Agreement, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) ask, demand, sue for, recover, compound, receive, and make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral and to adjust insurance relating to the Collateral; (e) pay any indebtedness or taxes of Company relating to the Collateral; (f) receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, (g) to execute assignments, licenses and other documents to enforce the rights of Secured Party with respect to any Collateral, and (h) file UCC financing statements execute other documents, instruments and agreements required deemed necessary or desirable by Secured Party to accomplish the purposes of this Security Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (g) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys' fees, Secured Party may incur while acting as Company's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party 's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

7.     Default and Remedies.

(a)     Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

(b)     Remedies. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) take immediate possession of all or any portion of the Collateral, (b) require Company to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; (c) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate, and/or (d) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as Secured Party may deem commercially reasonable. Company hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable, it being understood and agreed that Secured Party shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale or disposition having been given. At any public (or, to the extent permitted by law, private) sale made pursuant to this Security Agreement, Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of Company (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Secured Party from Company as a credit against the purchase price, and Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Company therefor. In furtherance of Secured Party 's rights hereunder, Company hereby grants to Secured Party an irrevocable, non-exclusive license, exercisable without royalty or other payment by Secured Party, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other Intellectual Property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored. Company hereby acknowledges that if Secured Party complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(c)     Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)     First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(ii)     Second, to the payment to Secured Party (ratably, to each entity constituting the "Secured Party") of the amount then owing or unpaid to Secured Party (to be applied first to accrued interest and second to outstanding principal);

(iii)     Third, to the payment of other amounts then payable to Secured Party under any of the Transaction Documents; and

(iv)     Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

(d)     Secured Party shall not be required to make any demand upon, or pursue or exhaust any right or remedy against the Company or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Secured Party under this Security Agreement or any other Transaction Document shall be cumulative, may be exercised individually or concurrently and are not exclusive of any other rights or remedies provided by any applicable law. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Security Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence. To the extent it may lawfully do so, Company absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.

(e)     Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorney employed by the Secured Party to collect such deficiency.

8.     Miscellaneous.

(a)     Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Secured Party under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Secured Party:

QVT Fund LP

Quintessence Fund L.P.

c/o QVT Financial LP

1177 Avenue of the Americas, 9th Floor

New York, NY 10036

Attn: Tracy Fu and Oren Eisner

Telephone: (212) 705-6213

with a copy to:

Hogan Lovells US LLP

Attn: Mark Heimlich

1200 17th Street, Suite 1500

Denver, CO 80202

Telephone: (303) 899-7324

Facsimile: (303) 899-7333

Company:

Aehr Test Systems

Attn: Chief Financial Officer

400 Kato Terrace

Fremont, CA 93539

Telephone: (510) 623-9400

Facsimile: (510) 623-9686

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

Attn: Mark L. Reinstra

650 Page Mill Road

Palo Alto, CA 94304-1050

Telephone: (650) 493-9300

Facsimile: (650) 493-6811

(b)     Termination of Security Interest. Upon the payment in full of all Obligations and the cancellation or termination of any commitment to extend credit or purchase Notes under the Purchase Agreement, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company. Upon such termination Secured Party hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination, in each case at the expense of Company. If any payment made by the Company or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Secured Party to the Company, its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing the Company’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien or other Collateral shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Company in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

(c)     Nonwaiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)     Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e)     Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

(f)     Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Company waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party 's power.

(g)     Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)     Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Secured Party and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company or Secured Party.

(i)     Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(j)     Severability. If any provision of this Security Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Security Agreement and the balance of this Security Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(k)     Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(l)     Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (except to the extent governed by the UCC).

(m)      Waiver of Jury Trial. each party hereto, hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any transaction document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto, (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Security agreement by the mutual waivers and certifications in this Section 8(m).

(n)      Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Secured Party, on any theory of liability, for special, indirect, consequential, punitive, incidental, exemplary or multiple damages, lost profits, lost revenues or diminution in value (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the issuance and purchase of the Notes or the use of the proceeds thereof. No Secured Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Security Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, except as determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Secured Party.

(o)     Indemnification. The Company agrees to indemnify, defend and hold the Secured Party and its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing the Secured Party (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Transaction Documents; and (b) all losses or expenses in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between the Company and the

Secured Party (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

(p)     Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

AEHR TEST SYSTEMS

By:

Name:

Title:

AGREED BY SECURED PARTY:

Quintessence FUND L.P.

By: QVT Associates GP LLC,

its general partner

By:

Name:

Title:

QVT Fund LP

By: QVT Associates GP LLC,

its general partner

By:

Name:

Title:

[Signature page to Security Agreement]

ATTACHMENT 1

To Security Agreement

All right, title, interest, claims and demands of Company in and to the following property:

    (i)     All Accounts;

   (ii)     All Chattel Paper (whether tangible or electronic);

  (iii)     All Commercial Tort Claims;

  (iv)     All Deposit Accounts and cash and all property from time to time deposited therein or otherwise credited thereto;

   (v)     All Documents;

  (vi)     All Equipment;

 (vii)     All General Intangibles (including any Licenses);

(viii)     All Goods;

  (ix)      All Instruments;

   (x)      All Intellectual Property;

  (xi)      All Inventory;

 (xii)      All Investment Property;

(xiii)      All Supporting Obligations;

(xiv)     All Letter-of-Credit Rights;

 (xv)     All books and records pertaining to the other property described in this Attachment I; and

(xvi)     To the extent not otherwise included, all Proceeds (including all Cash Proceeds and Noncash Proceeds) and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing, in each case, howsoever the Company's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding the foregoing, the security interest granted herein shall not extend to and shall not include (a) more than 65% of the issued and outstanding voting equity interests of any Subsidiary of the Company that is not organized under the laws of the United States or any of its states, (b) any “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (c) any interest of the Company as a lessee or sublessee under a real property lease; (d) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (other than to the extent (i) such term has been waived, (ii) the consent of the other party to such license has been obtained, or (iii) that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 of the UCC (or any successor provision or provisions) or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); or (e) any interest of the Company as a lessee under an equipment lease if the Company is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by the Company or Secured Party.

All capitalized terms used in this Attachment 1 and not otherwise defined herein or in the Security Agreement shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of New York as in effect from time to time.

EXHIBIT A

GRANT OF A SECURITY INTEREST --[TRADEMARKS] [PATENTS] [COPYRIGHTS]

This [Trademark][Copyright][Patent] Security Agreement (this "[Trademark][Copyright][Patent] Security Agreement") is made as of _____________, 20__, by ___________ ("Grantor"), in favor of [____________] (together with its successors and assigns in such capacity, "Grantee").

WHEREAS, the Grantor [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "Trademarks")] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the "Patents")] [holds all right, title and interest in the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the "Copyrights")];

WHEREAS, the Grantor has entered into a Security Agreement, dated April 10, 2015 (as amended, restated, supplemented, modified or otherwise changed from time to time, the "Security Agreement"), in favor of Grantee; and

WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Grantee, a continuing security interest in all right, title and interest of the Grantor in, to and under the [Trademarks, together with, among other things, the goodwill of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement).

NOW, THEREFORE, as collateral security for the prompt and complete payment, performance and observance when due of all of the Obligations, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant to the Grantee a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

This [Trademark][Patent][Copyright] Agreement may be executed in any number

Exh. A-1

of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

This [Trademark][Patent][Copyright] Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

[Remainder of page intentionally left blank]

Exh. A-2

IN WITNESS WHEREOF, the Grantor has caused this [Trademark][Copyright][Patent] Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

Quintessence FUND L.P.

By: QVT Associates GP LLC,

its general partner

By:

Name:

Title:

QVT Fund LP

By: QVT Associates GP LLC,

its general partner

By:

Name:

Title:

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Trademark Registrations and Applications]

[Patents and Patent Applications]

[Copyright Registrations and Applications]

EXHIBIT B

FORM OF PERFECTION CERTIFICATE

Exhibit D

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 10, 2015, is entered into by and among Aehr Test Systems, a California corporation (the “Company”), and those persons and entities executing this Agreement as “Investors” (each individually, an “Investor” and together, the “Investors”).

WHEREAS:

A. In connection with the Convertible Note Purchase and Credit Facility Agreement by and among the Company and the “Purchasers” identified on the signature pages thereto of even date herewith (the “Purchase Agreement”), the Notes (as defined below), and the Security Agreement by and among the Company and the “Secured Parties” identified on the signature pages thereto of even date herewith (the “Security Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell Notes to the Investors in the amount described in the Purchase Agreement, and whereby each of the Notes is convertible into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) upon the terms and conditions and subject to the limitations and conditions set forth in the Notes, all subject to the terms and conditions of the Purchase Agreement and the Transaction Documents (as defined in the Purchase Agreement); and

B. To induce the Investors to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. DEFINITIONS.

a. As used in this Agreement, the following terms shall have the following meanings:

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor statute.

(ii) “Filing Deadline,” shall mean a date that is thirty (30) calendar days following the date the applicable Note is issued.

(iii) “Investor” means any Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

(iv) “Note(s)” means the convertible notes issued by the Company pursuant to the Purchase Agreement.

(v) “Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(vi) “Registration Deadline” shall mean a date that is one hundred thirty (130) calendar days following the date the applicable Note is issued.

(vii) “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(viii) “Registrable Securities,” for a given Registration, means (a) any shares of Common Stock issued or issuable upon conversion of or otherwise pursuant to the Notes (without giving effect to any limitations on exercise set forth in the Notes), (b) any additional shares of Common Stock issued or issuable in connection with any anti-dilution provisions in the Notes, (c) any other shares of Common Stock issued or issuable pursuant to the terms of the Purchase Agreement, the Transaction Documents, the Notes or this Agreement, and (d) any securities issued or issuable in exchange for or upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, all shares under clauses (a)-(d), the “Note Shares”).

(ix) “Registration Period” means the period from the Registration Deadline until the earlier of (i) the date on which all of the Registrable Securities have been sold or (ii) the date on which all of the Registrable Securities for such Registration Statement (in the opinion of counsel to the Investors) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the Securities Act.

(x) “Registration Statement(s)” means a registration statement(s) of the Company under the Securities Act required to be filed hereunder.

2. REGISTRATION.

a. MANDATORY REGISTRATION. (i) Following the date on which any or Notes are issued pursuant to the Purchase Agreement (each, an “Issuance Date”), the Company shall prepare, and file with the SEC on or prior to the applicable Filing Deadline a Registration Statement (the “Mandatory Registration Statement”) on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Investors, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities issued on the applicable Issuance Date, which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable conversion of the Notes or otherwise pursuant to the Notes to prevent dilution resulting from changes in stock prices, stock splits, stock dividends, stock issuances or similar transactions. The number of shares of Common Stock included in such Registration Statement shall be no less than the aggregate number of shares that are then issuable upon conversion of the Notes, and/or otherwise pursuant to the Notes issued on the Issuance Date, without regard to any limitation on the Investors’ ability to convert the Notes. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Investors and their counsel prior to its filing or other submission.

(ii) If for any reason the SEC does not permit all of the Registrable Securities to be included in the Registration Statement filed pursuant to Section 2(a)(i) above (the “Limited Registration Statement”), the Company will first include in such Limited Registration Statement the maximum amount of Note Shares that are permitted to be so included, with each Investor having the right to sell an amount of Note Shares under such Limited Registration Statement on a pro rata basis amongst the holders of the Notes based on the number of shares of Common Stock issuable upon conversion of the outstanding Notes, and, as soon as additional shares can be included in the Limited Registration Statement or any other Registration

Statement, the Company will include such additional number of Note Shares as are permitted to be included by the SEC, with each Investor having the right to sell an amount of Note Shares under such Limited Registration Statement or any other Registration Statement on a pro rata basis amongst the holders of the Notes based on the number of shares of Common Stock issuable upon conversion of the outstanding Notes. The Company shall continue to register all then unregistered Registrable Securities thereafter as permitted by the SEC as expeditiously as possible.

b. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than debt securities or securities being registered on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor written notice of such determination and, if within fifteen (15) days after the receipt of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of such Investor’s Registrable Securities it requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Investor has requested inclusion hereunder as the underwriter shall permit; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all other outstanding securities held by other selling stockholders which are not entitled by contract to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(b) is an underwritten offering, then such Investor shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

c. ALLOWED DELAY. Subject to Section 3 below, for not more than forty-five (45) consecutive days in each instance (and never for more than a total of ninety (90) days in any twelve (12) month period in the aggregate), commencing on the date on which the Company determines a post-effective amendment to the Registration Statement is required (and ending on the earlier of the date that any such post-effective amendment is declared effective or the end of such forty-five (45) day period), the Company may suspend the use of any Registration Statement (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to the Registration Statement during the existence of an Allowed Delay; provided, that for purposes of clarification, notwithstanding anything in this Agreement to the contrary, each Investor may continue to sell its shares of Company Common Stock (and any other Company securities) under Rule 144 promulgated under the Securities Act or in any other manner not in violation of applicable securities laws.

3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a. The Company shall prepare promptly, and file with the SEC as soon as practicable after each Issuance Date (but no later than the Filing Deadline), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its reasonable best efforts to cause each such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, but in any event shall cause each such Registration Statement relating to Registrable Securities to become effective no later than the Registration Deadline, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), except for information provided by an Investor or any transferee of an Investor pursuant to Section 4(a), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement current and effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

c. The Company shall furnish to each Investor and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC, and each item of correspondence from the SEC, in each case relating to such Registration Statement, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as an Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will immediately notify the Investors by facsimile or electronic mail of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable, but no later than five (5) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

d. The Company shall use its reasonable best efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investors shall reasonably request and as may be required by law, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the

Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions.

e. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

g. The Company shall permit a single firm of counsel designated by the Investors to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at the Investors’ own cost, a reasonable period of time prior to their filing with the SEC (not less than three (3) business days but not more than five (5) business days) and not file any documents in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel.

h. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning such Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor prior to making such disclosure, and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the initial Registration Statement.

j. The Company shall cooperate with each Investor who holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investor may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investor may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Investor) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends.

k. At the request of an Investor, to the extent reasonable, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

l. The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Investors. In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the Investors.

m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

n. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).

o. If required by the Financial Industry Regulatory Authority, Inc. Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

4. OBLIGATIONS OF THE BUYER. In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor.

b. In the event of an underwritten offering pursuant to Section 2(b) in which any Registrable Securities are to be included, the Investor agrees to enter into and perform the Investor’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c) or the happening of an event pursuant to Section 3(e) hereof (which, with respect to Section 3(e) and events thereunder, in no event shall exceed three (3) trading days in any month or ten (10) trading days in any calendar year), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor’s receipt of the copies of the supplemented or amended prospectus filed with the SEC and until any related post-effective amendment is declared effective; provided, that for purposes of clarification, notwithstanding anything in this Agreement to the contrary, each Investor may continue to sell its shares of Company Common Stock (and any other Company securities) under Rule 144 promulgated under the Securities Act or in any other manner not in violation of applicable securities laws.

5. Registration Failure. Upon any Registration Failure (as defined below), in addition to all other available remedies that the Investor may pursue hereunder and under the other Transaction Documents, the Company shall pay additional damages to the Investor for each 30-day period (prorated for any partial period) after the date of such Registration Failure in an amount in cash equal to three-quarters of one percent (0.75%) of such Investor’s original principal amount of the Note(s) with respect to and on the date of such Registration Failure. Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the date on which all of the Registrable Securities may be sold without restriction under Rule 144 (including, without limitation, volume restrictions and without the need for the availability of current public information under Rule 144). All such payments that accrue under this Section 5 shall be payable no later than five (5) business days following such date of accrual. “Registration Failure” means that (I)(A) the Company fails to file with the SEC on or before a Filing Deadline any Registration Statement required to be filed pursuant to Section 2(a) of this Agreement, (B) the Company fails to obtain effectiveness with the SEC, prior to the Registration Deadline, of any Registration Statement that is required to be filed pursuant to Section 2(a) of this Agreement, or fails to keep such Registration Statement current and effective as required in Section 3 of this Agreement or sales of any Registrable Securities cannot be made under such Registration Statement (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with this Agreement, the Company’s failure to file and to obtain effectiveness with the SEC of an additional Registration Statement registering Registrable Securities or amended Registration Statement required pursuant to Section 3(b) of this Agreement, as applicable, or otherwise), or (C) the Company fails to provide a commercially reasonable written response to any comments to the foregoing Registration Statement submitted by the SEC within twenty (20) days of the date that such SEC comments are received by the Company or (II) at any time following the six month anniversary of the issuance of any Note, the Registrable Securities issuable upon conversion of such Note are not either eligible for immediate sale (by Investors that are not affiliates of the Company) without volume restriction pursuant to Rule 144(b)(1) without registration under the Securities Act or eligible for resale under the Securities Act under an effective Registration Statement covering the resale of such Conversion Shares; provided that Allowed Delays shall not be deemed to be Registration Failures.

6. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of the Investors or, except to the extent provided for in the Purchase Agreement, the Notes, the Security Agreement or this Agreement, any legal fees or other costs of the Investors.

7. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. The Company will indemnify, hold harmless and defend (i) each Investor, (ii) the directors, officers, partners, managers, members, employees, investment advisors, representatives, agents and each Person who controls any Investor within the meaning of the Securities Act or the Exchange Act, if any, (iii) any underwriter (as defined in the Securities Act) for each Investor in connection with an underwritten offering pursuant to Section 2(b) hereof, and (iv) the directors, officers, partners, employees and each Person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities, fines, penalties, charges, costs, and expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall pay and reimburse the Indemnified Person promptly as such expenses are incurred or are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, an Investor shall not be entitled to indemnification under this Section 7(a) to the extent the Violation arises out of or is based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 10 and shall survive any termination of this Agreement.

b. Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel for the Investor, the representation by such counsel of the Indemnified Person would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one additional separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Investors. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 7, except to the extent that the Company is actually materially prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred or is due and payable. Notwithstanding anything herein to the contrary, the Company shall not settle any Claim without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld or delayed.

c. Each Investor will, severally but not jointly, indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, or agents of the Company, if any (each, a “Company Indemnified Person”), against any losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Indemnity Claims”) to which any of them become subject insofar as such Indemnity Claims directly arise out of a violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, which occurs due to the inclusion by the Company in a Registration Statement of false or misleading information about such Investor, where such information was furnished in writing to the Company by such Investor expressly for the purpose of inclusion in such Registration Statement. An indemnifying Investor shall have the right to participate in, and, to the extent it so desires, to assume control of the defense (and settlement) thereof with counsel mutually satisfactory to such Investor and the Company. Notwithstanding anything herein to the contrary, the indemnity agreement contained in this Section 7(c) shall not apply to amounts paid in settlement of any Indemnity Claim if such settlement is effected without the prior written consent of the indemnifying Investor which consent shall not be unreasonably withheld or delayed; and provided further, however, that notwithstanding anything else set forth in this Agreement, the aggregate liability of an Investor under this Section 7(c) and under Section 8 (or under any other provision in this Agreement) shall not exceed the net amount of cash proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. In no event shall any Investor be liable under this Section 7(c) (or under any other provision in this Agreement) for any Indemnity Claims arising out of any information furnished to the Company by any other Investor.

d. Promptly after receipt by a Company Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if an Indemnity Claim in respect thereof is to be made against an Investor under this Section 7, deliver to such Investor a written notice of the commencement thereof, and such Investor shall have the right to participate in, and, to the extent such Investor so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Investor and the Company Indemnified Person, as the case may be.

8. CONTRIBUTION. To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law, based upon a comparative fault standard. To the extent any indemnification by an Investor is prohibited or limited by law, such Investor agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law, based upon a comparative fault standard. Notwithstanding anything else set forth in this Agreement, the aggregate liability of an Investor under Section 7(c) and Section 8 (or otherwise in under this Agreement) shall not exceed the net amount of cash proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

9. REPORTS AND SUBMISSIONS UNDER THE 1934 ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c. submit electronically to the SEC and post on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T under the Exchange Act; and

d. so long as the Investors own Registrable Securities, promptly upon reasonable request, furnish to the Investors (i) a written statement by the Company that it has complied with the reporting, submissions or posting requirements of the Securities Act and the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by each Investor to any transferee of all or any portion of the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event that an Investor transfers all or any portion of its Registrable Securities pursuant to this Section 10, the Company shall have at least ten (10) business days to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415.

11. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the holders of a majority in interest of then-outstanding Registrable Securities, which shall include at least one fund managed by QVT Financial LP, if it is a holder at that time. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each of the Investors and the Company.

12. MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, or when read by electronic mail (sender shall have received a “read by recipient” confirmation) in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

400 Kato Terrace
Fremont, CA. 94539
Email: gerickson@aehr.com

Phone: 510.623.9400
Fax: 510.623.9450

Attn: Gayn Erickson

If to an Investor, at the addresses on the signature page to the Purchase Agreement.

Each party shall provide notice to the other party of any change in address.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

e. This Agreement, the Notes, the Purchase Agreement and the Security Agreement, as applicable (including all schedules and exhibits thereto), constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Notes, the Purchase Agreement and the Security Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by .pdf or facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Investors shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

m. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

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[Signature page follows]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY: AEHR TEST SYSTEMS By: Name: Title:	INVESTORS: Quintessence FUND L.P. By: Name: Title:
QVT FUND LP By: Name: Title:

[Signature page to Registration Rights Agreement]